EXHIBIT 99.1

EXECUTION COPY

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.,

PURCHASER,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

SELLER

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of April 26, 2012

$964,594,249

Fixed Rate Mortgage Loans

Series 2012-C6

This Mortgage Loan Purchase Agreement (this “Agreement”), dated as of April 26, 2012, is between J.P. Morgan Chase Commercial Mortgage Securities Corp., as purchaser (the “Purchaser”), and JPMorgan Chase Bank, National Association, as seller (the “Seller”).

Capitalized terms used in this Agreement but not defined herein shall have the meanings ascribed to them in the pooling and servicing agreement, dated as of April 1, 2012 (the “Pooling and Servicing Agreement”), among the Purchaser, as depositor (the “Depositor”), Wells Fargo Bank, National Association, as master servicer (in such capacity, the “Master Servicer”), Midland Loan Services, a Division of PNC Bank, National Association, as special servicer (the “Special Servicer”), U.S. Bank National Association, as trustee (the “Trustee”). Wells Fargo Bank, National Association, as certificate administrator (in such capacity, the “Certificate Administrator”) and Pentalpha Surveillance LLC, as senior trust advisor (the “Senior Trust Advisor”), pursuant to which the Purchaser will sell the Mortgage Loans (as defined herein) to a trust fund and certificates representing ownership interests in the Mortgage Loans will be issued by the trust fund.  For purposes of this Agreement, the term “Mortgage Loans” refers to the mortgage loans listed on Exhibit A and the term “Mortgaged Properties” refers to the properties securing such Mortgage Loans.

The Purchaser and the Seller wish to prescribe the manner of sale of the Mortgage Loans from the Seller to the Purchaser and in consideration of the premises and the mutual agreements hereinafter set forth, agree as follows:

SECTION 1.        Sale and Conveyance of Mortgages; Possession of Mortgage File. Effective as of the Closing Date and upon receipt of the purchase price set forth in the immediately succeeding paragraph, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its right, title, and interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase and Sale Agreement, dated as of the date hereof between the Master Servicer and the Seller) in and to the Mortgage Loans described in Exhibit A, including all interest and principal received on or with respect to such Mortgage Loans after the Cut-off Date (other than payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date) and the Closing Date Interest Amount.  Upon the sale of the Mortgage Loans, the ownership of each related Mortgage Note, the Mortgage and the other contents of the related Mortgage File will be vested in the Purchaser and immediately thereafter the Trustee and the ownership of records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller (other than the records and documents described in the proviso to Section 3(a) hereof) shall immediately vest in the Purchaser and immediately thereafter the Trustee.  The Depositor will sell the Class A-1, Class A-2, Class A-3, Class A-SB, Class X-A, Class A-S, Class B, Class C and Class D Certificates (the “Public Certificates”) to the underwriters specified in the underwriting agreement, dated April 18, 2012 (the “Underwriting Agreement”), between the Depositor, J.P. Morgan Securities LLC (“JPMS”), Ladder Capital Securities LLC (“Ladder”), Wells Fargo Securities, LLC (“WFS”) and Goldman, Sachs & Co. (“Goldman”, and collectively with JPMS, Ladder and WFS, in such capacity, the “Underwriters”), and the Depositor will sell the Class X-B, Class E, Class F, Class G, Class H and Class NR Certificates (the “Private Certificates” and together with the Public Certificates, the “Certificates”) to JPMS and Ladder as the initial purchasers (each in such capacity, an

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“Initial Purchaser” and together, the “Initial Purchasers”) specified in the certificate purchase agreement, dated April 18, 2012 (the “Certificate Purchase Agreement”), between the Depositor, JPMS and Ladder.

The sale and conveyance of the Mortgage Loans is being conducted on an arms-length basis and upon commercially reasonable terms.  The purchase price of the Mortgage Loans (inclusive of accrued interest) shall be equal to the amount set forth on the cross receipt between the Seller and the Purchaser dated the date hereof.  The purchase and sale of the Mortgage Loans shall take place on the Closing Date.

SECTION 2.       Books and Records; Certain Funds Received After the Cut-off Date. From and after the sale of the Mortgage Loans to the Purchaser, title to each Mortgage and the related Mortgage Note shall be transferred to the Trustee in accordance with this Agreement.  Any funds due after the Cut-off Date in connection with a Mortgage Loan received by the Seller or any of its respective Affiliates shall be held in trust for the benefit of the Trustee as the owner of such Mortgage Loan and shall be transferred promptly to the Trustee.  All scheduled payments of principal and interest due on or before the Cut-off Date but collected after the Cut-off Date, and recoveries of principal and interest collected on or before the Cut-off Date (only in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date and principal prepayments thereon), shall belong to, and shall be promptly remitted to, the Seller.

The transfer of each Mortgage Loan shall be reflected on the Seller’s balance sheets and other financial statements as a sale of such Mortgage Loan by the Seller to the Purchaser.  The Seller intends to treat the transfer of each Mortgage Loan to the Purchaser as a sale for tax purposes.

The transfer of each Mortgage Loan shall be reflected on the Purchaser’s balance sheets and other financial statements as a purchase of such Mortgage Loan by the Purchaser from the Seller.  The Purchaser intends to treat the transfer of each Mortgage Loan from the Seller as a purchase for tax purposes.

SECTION 3.       Delivery of Mortgage Loan Documents; Additional Costs and Expenses. (a)  The Purchaser hereby directs the Seller, and the Seller hereby agrees, upon the transfer of the Mortgage Loans contemplated herein, to deliver on the Closing Date to the Master Servicer, Trustee or a Custodian appointed thereby, all documents, instruments and agreements required to be delivered by the Purchaser to the Master Servicer and Trustee with respect to the Mortgage Loans under Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby.

(b)           The Seller agrees to deliver or cause to be delivered on, or prior to the Closing Date to the Master Servicer, the Servicing File, which shall include, but not be limited to, all other documents, instruments and agreements required to be delivered by such Sections 2.01(b) and (c) of the Pooling and Servicing Agreement and in the form required thereby, for each Mortgage Loan transferred pursuant to this Agreement; provided that the Seller shall not be required to deliver any draft documents, privileged or internal communications or credit underwriting or due diligence analyses or data.

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(c)           With respect to the transfer described in Section 1 hereof, if the Mortgage Loan documents do not require the related Mortgagor to pay any costs and expenses relating to any modifications to a related letter of credit which modifications are required to effectuate such transfer (the “Transfer Modification Costs”), then the Seller shall pay the Transfer Modification Costs required to transfer the letter of credit to the Purchaser; provided that if the Mortgage Loan documents require the related Mortgagor to pay any Transfer Modification Costs, such Transfer Modification Costs shall be an expense of the Mortgagor unless such Mortgagor fails to pay such Transfer Modification Costs after the Master Servicer, consistent with its obligations under the Pooling and Servicing Agreement, has exercised reasonable efforts to collect such Transfer Modification Costs from such Mortgagor, in which case the Master Servicer shall give the Seller notice of such failure and the Seller shall pay such Transfer Modification Costs.

SECTION 4.        Treatment as a Security Agreement.  The Seller, concurrently with the execution and delivery hereof, has conveyed to the Purchaser, all of its right, title and interest in and to the Mortgage Loans.  The parties intend that the conveyance of the Seller’s right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a purchase and sale and not a loan.  If such conveyance is deemed to be a pledge and not a sale, then the parties also intend and agree that the Seller shall be deemed to have granted, and in such event does hereby grant, to the Purchaser, a first priority security interest in all of its right, title and interest in, to and under the Mortgage Loans, all payments of principal or interest on the Mortgage Loans due after the Cut-off Date, all other payments made in respect of the Mortgage Loans after the Cut-off Date (except to the extent such payments were due on or before the Cut-off Date) and all proceeds thereof and that this Agreement shall constitute a security agreement under applicable law.  If such conveyance is deemed to be a pledge and not a sale, the Seller consents to the Purchaser hypothecating and transferring such security interest in favor of the Trustee and transferring the obligation secured thereby to the Trustee.

SECTION 5.         Covenants of the Seller. The Seller covenants with the Purchaser as follows:

(a)           it shall record or cause a third party to record in the appropriate public recording office for real property (or UCC filings, as applicable) the intermediate assignments of the Mortgage Loans, the assignments of Assignments of Leases, UCC assignments and the Assignments of Mortgage from such Seller to the Trustee in connection with the Pooling and Servicing Agreement; provided that if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. (“MERS”) or its designee, no assignment of Mortgage Loans, Assignment of Mortgage or other recorded document in favor of the Trustee will be required to be prepared or delivered and instead, such Seller shall take all actions as are necessary to cause the Trustee to be shown as, and shall deliver evidence of any such transfers to the Master Servicer and the Special Servicer, and the Trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.  All recording fees relating to the initial recordation of such assignments and Assignments of Mortgage shall be paid by such Seller;

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(b)           it shall take any action reasonably required by the Purchaser, the Trustee or the Master Servicer, in order to assist and facilitate in the transfer of the servicing of the Mortgage Loans to the Master Servicer, including effectuating the transfer of any letters of credit with respect to any Mortgage Loan to the Master Servicer on behalf of the Trustee for the benefit of Certificateholders.  Prior to the date that a letter of credit with respect to any Mortgage Loan is transferred to the Master Servicer, the Seller will cooperate with the reasonable requests of the Master Servicer or Special Servicer, as applicable, in connection with effectuating a draw under such letter of credit as required under the terms of the related Mortgage Loan documents;

(c)           if, on or prior to the later of (i) the ninetieth (90th) day following the Closing Date and (ii) the date upon which all Certificates have been sold to parties unaffiliated with the Depositor, as in the opinion of counsel for the Underwriters and each Initial Purchaser, an amendment or supplement to the Prospectus or Private Placement Memorandum relating to the Certificates is necessary or appropriate to be delivered in connection with sales thereof by the Underwriters, the Initial Purchasers or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, A-3 and A-4 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, in order to make the statements therein, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, A-3 and A-4 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, to comply with applicable law, the Seller shall do all things necessary to assist the Depositor to prepare and furnish, at the expense of the Seller (to the extent that such amendment or supplement describes the Seller, the Mortgage Loans listed on Exhibit A and/or any information describing the same, as provided by the Seller), to the Underwriters and Initial Purchasers such amendments or supplements to the Prospectus or Private Placement Memorandum as may be necessary, so that the statements in the Prospectus or Private Placement Memorandum as so amended or supplemented, including Annexes A-1, A-2, A-3 and A-4 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or such Seller, will not, in the light of the circumstances when the Prospectus or Private Placement Memorandum is delivered to a purchaser, be misleading or so that the Prospectus or Private Placement Memorandum, including Annexes A-1, A-2, A-3 and A-4 of the Prospectus Supplement and the DVD included therewith, with respect to any information describing the Mortgage Loans or the Seller, will comply with applicable law.  All terms used in this clause (c) and not otherwise defined herein shall have the meaning set forth in the Indemnification Agreement, dated as of April 18, 2012 between the Purchaser, the Underwriters, the Initial Purchasers and the Seller (the “Indemnification Agreement”).  Notwithstanding the foregoing, the Seller shall have no affirmative obligation to monitor the performance of the Mortgage Loans after the Closing Date in connection with its obligations under this Section 5(c);

(d)           it shall not acquire nor permit any direct or indirect subsidiary to acquire any of the Certificates; provided, however, that the foregoing shall not prohibit the Seller or any direct or indirect subsidiary of the Seller from acquiring any Certificates so long as such acquisition (x) is for the benefit of a third party account and such Certificates are not reflected

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on the books and records of the Seller and its consolidated subsidiaries, or (y) is made by a direct or indirect subsidiary of the Seller that is a broker-dealer organized and regulated under the laws of a non-U.S. jurisdiction;

(e)           it shall cause each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to continue to service such Mortgage Loan pursuant to the Pooling and Servicing Agreement and to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended;

(f)            for so long as the Trust Fund is subject to the reporting requirements of the Exchange Act, the Seller shall provide the Purchaser and the Trustee with any Additional Form 10-D Disclosure and any Additional Form 10-K Disclosure set forth next to the Purchaser’s name on Exhibit BB and Exhibit CC, respectively, of the Pooling and Servicing Agreement within the time periods set forth in the Pooling and Servicing Agreement;

(g)           it shall indemnify and hold harmless the Depositor and its directors and officers, and each other person who controls the Depositor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all expenses, losses, claims, damages and other liabilities, including without limitation the costs of investigation, legal defense and any amounts paid in settlement of any claim or litigation arising out of or based upon (i) a failure of such Seller to perform its obligations under Section 5(f) or (ii) negligence, bad faith or willful misconduct on the part of such Seller in the performance of such obligations; and

(h)           if the indemnification provided for in Section 5(g) is unavailable or insufficient to hold harmless the persons referred to in Section 5(g), it shall contribute to the amount paid or payable to such person as a result of the losses, claims, damages or liabilities referred to in Section 5(g) of such persons in such proportion as is appropriate to reflect the relative fault of such persons on the one hand and such Seller on the other in connection with a breach of such Seller’s obligations pursuant to Section 5(f) or such Seller’s negligence, bad faith or willful misconduct in connection therewith.

SECTION 6.         Representations and Warranties. (a)  The Seller represents and warrants to the Purchaser, solely as to itself, in each case as of the Closing Date, that:

            (i)         it is a national banking association duly organized, validly existing, and in good standing under the laws of the United States of America;

            (ii)        it has the power and authority to own its property and to carry on its business as now conducted;

            (iii)       it has the power to execute, deliver and perform this Agreement;

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            (iv)      it is legally authorized to transact business in the United States of America and it is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary so that a subsequent holder of the related Mortgage Loan (including, without limitation, the Purchaser) that is in compliance with the laws of such state would not be prohibited from enforcing such Mortgage Loan solely by reason of any non-compliance by the Seller;

            (v)       the execution, delivery and performance of this Agreement by the Seller has been duly authorized by all requisite action by the Seller’s board of directors and will not violate or breach any provision of its organizational documents;

            (vi)      this Agreement has been duly executed and delivered by the Seller and constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles regardless of whether enforcement is considered in a proceeding in equity or at law);

            (vii)     there are no legal or governmental proceedings pending to which the Seller is a party or of which any property of the Seller is the subject which, if determined adversely to the Seller, would reasonably be expected to materially and adversely affect (A) the transfer of the Mortgage Loans and the Mortgage Loan documents as contemplated herein, (B) the execution and delivery by the Seller or enforceability against the Seller of the Mortgage Loans or this Agreement, or (C) the performance of the Seller’s obligations hereunder;

            (viii)    it has no actual knowledge that any statement, report, officer’s certificate or other document prepared and furnished or to be furnished by such Seller in connection with the transactions contemplated hereby (including, without limitation, any financial cash flow models and underwriting file abstracts furnished by such Seller) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading;

            (ix)       it is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; the sale of the Mortgage Loans and the performance by the Seller of its obligations under this Agreement and the consummation by the Seller of the transactions on its part herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party or by which the Seller is bound or to which any of the property or assets of the Seller is subject, nor will any such action result in any violation of the provisions of any

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applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller, or any of its properties, except for conflicts, breaches, defaults and violations which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Seller of the transactions on its part contemplated by this Agreement, other than any consent, approval, authorization, order, license, registration or qualification that has been obtained or made;

            (x)       it has either (A) not dealt with any Person (other than the Purchaser, the Underwriters or the Initial Purchasers or their respective affiliates or any servicer of a Mortgage Loan) that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans by the Seller or the Seller’s entering into this Agreement or (B) paid in full any such commission or compensation (except with respect to any servicer of a Mortgage Loan, any commission or compensation that may be due and payable to such servicer if such servicer is terminated and does not continue to act as a servicer);

            (xi)       it is solvent and the sale of the Mortgage Loans hereunder will not cause it to become insolvent; and the sale of the Mortgage Loans is not undertaken by the Seller with the intent to hinder, delay or defraud any of the Seller’s creditors;

            (xii)      it has caused each Servicing Function Participant that services a Mortgage Loan as of the Closing Date to comply, as evidenced by written documentation between each such Servicing Function Participant and the Seller, with all reporting requirements set forth in Sections 11.04, 11.05, 11.06, 11.07, 11.08, 11.09, 11.10, 11.11, 11.12 and 11.13 of the Pooling and Servicing Agreement applicable to such Servicing Function Participant for the Mortgage Loans, for so long as the Trust Fund is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended; and

            (xiii)     it has examined the disclosure material set forth in the Prospectus, dated April 9, 2012 relating to the Public Certificates, and the Seller hereby represents and warrants that the disclosure material is appropriately responsive in all material respects to the applicable requirements of Regulation AB, including, without limitation, Items 1104, 1110, 1111(a)(1), 1111(a)(2), 1111(a)(3), 1111(a)(4), 1111(a)(6), 1111(b) (excluding clause (8)), 1111(c), 1111(d)(1) (excluding the second sentence thereof), 1111(f), 1112, 1117 and 1119 with respect to the Seller and the Mortgage Loans.

(b)           The Purchaser represents and warrants to the Seller as of the Closing Date that:

            (i)         it is a corporation duly organized, validly existing, and in good standing in the State of Delaware;

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            (ii)       it is duly qualified as a foreign corporation in good standing in all jurisdictions in which ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Purchaser, and the Purchaser is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of each jurisdiction in which it is conducting business;

            (iii)      it has the power and authority to own its property and to carry on its business as now conducted;

            (iv)      it has the power to execute, deliver and perform this Agreement, and neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions herein contemplated, nor the compliance by the Purchaser with the provisions hereof, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Purchaser or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Purchaser or any of its properties, or any indenture, mortgage, contract or other instrument to which the Purchaser is a party or by which it is bound, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the Purchaser’s property pursuant to the terms of any such indenture, mortgage, contract or other instrument;

            (v)       this Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding obligation of the Purchaser enforceable against it in accordance with its terms (except as enforcement thereof may be limited by (a) bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or law));

            (vi)      the execution, delivery and performance of this Agreement by the Purchaser has been duly authorized by all requisite action by the Purchaser’s board of directors and will not violate or breach any provision of its organizational documents;

            (vii)     there are no legal or governmental proceedings pending to which the Purchaser is a party or of which any property of the Purchaser is the subject which, if determined adversely to the Purchaser, might interfere with or adversely affect the consummation of the transactions contemplated herein and in the Pooling and Servicing Agreement or the execution and delivery by the Purchaser or enforceability against the Purchaser of this Agreement or the performance of the Purchaser’s obligations hereunder; to the best of the Purchaser’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (viii)     it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Purchaser or its properties or

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might have consequences that would materially and adversely affect its performance hereunder;

            (ix)       it has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchasers and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the transactions contemplated hereby;

            (x)        all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required for the execution, delivery and performance of this Agreement by the Purchaser have been obtained or made; and

            (xi)       it has not intentionally violated any provisions of the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorism Financing Act of 2001.

(c)           The Seller further makes the representations and warranties as to the Mortgage Loans set forth in Exhibit B as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), which representations and warranties are subject to the exceptions thereto set forth in Exhibit C.  Neither the delivery by the Seller of the Mortgage Files, Servicing Files, or any other documents required to be delivered under Section 2.01 of the Pooling and Servicing Agreement, nor the review thereof or any other due diligence by the Trustee, Master Servicer, Special Servicer, a Certificate Owner or any other Person shall relieve the Seller of any liability or obligation with respect to any representation or warranty or otherwise under this Agreement or constitute notice to any Person of a Breach or Defect.

(d)           Pursuant to this Agreement or Section 2.03(b) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given prompt notice of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein.  In addition, pursuant to Section 2.02(g) of the Pooling and Servicing Agreement, the Seller and the Purchaser shall be given each 15Ga-1 Notice required thereunder; however, the Seller agrees that (i) a Repurchase Request Recipient under the Pooling and Servicing Agreement will not, in connection with providing the Seller with any Rule 15Ga-1 Notice under the Pooling and Servicing Agreement, be required to deliver any attorney-client privileged communication or any information protected by the attorney work product doctrine, (ii) any Rule 15Ga-1 Notice delivered to the Seller under the Pooling and Servicing Agreement is provided only to assist the Seller and its Affiliates in complying with Rule 15Ga-1, Items 1104 and 1121 of Regulation AB and/or any other law or regulation and (iii) (A) no action taken by, or inaction of, a Repurchase Request Recipient and (B) no information provided to the Seller pursuant to Section 2.02(g) of the Pooling and Servicing Agreement by a Repurchase Request Recipient, shall be deemed to constitute a waiver or defense to the exercise of any legal right the Repurchase Request Recipient may have with respect to this Agreement or the Pooling and Servicing Agreement.

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(e)           Upon notice pursuant to Section 6(d) above of any Breach or Defect that materially and adversely affects the value of a Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or any Certificateholder therein, the Seller shall, not later than ninety (90) days from the earlier of (x) the Seller’s receipt of the notice thereof pursuant to Section 6(d) above or (y) in the case of a Defect or Breach relating to a Mortgage Loan not being a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the Seller’s discovery of such Breach or Defect (the “Initial Resolution Period”), (i) cure such Defect or Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the applicable Repurchase Price (as defined below) or (iii) substitute, solely with respect to the Mortgage Loans, a Qualified Substitute Mortgage Loan (as defined below) for such affected Mortgage Loan (provided that in no event shall any such substitution occur later than the second anniversary of the Closing Date) and pay the Master Servicer for deposit into the Certificate Account, any Substitution Shortfall Amount (as defined below) in connection therewith; provided, however, that except with respect to a Defect resulting solely from the failure by a Seller to deliver to the Trustee or custodian the actual policy of lender’s title insurance required pursuant to clause (ix) of the definition of Mortgage File by a date not later than eighteen (18) months following the Closing Date, if such Breach or Defect is capable of being cured but is not cured within the Initial Resolution Period, and the Seller has commenced and is diligently proceeding with the cure of such Breach or Defect within the Initial Resolution Period, the Seller shall have an additional ninety (90) days commencing immediately upon the expiration of the Initial Resolution Period (the “Extended Resolution Period”) to complete such cure (or, failing such cure, to repurchase the related Mortgage Loan or, if applicable, substitute a Qualified Substitute Mortgage Loan as described above); and provided, further, that with respect to the Extended Resolution Period the Seller shall have delivered an officer’s certificate to the Trustee setting forth the reason such Breach or Defect is not capable of being cured within the Initial Resolution Period and what actions the Seller is pursuing in connection with the cure thereof and stating that the Seller anticipates that such Breach or Defect will be cured within the Extended Resolution Period.  Notwithstanding the foregoing, any Defect or Breach which causes any Mortgage Loan not to be a “qualified mortgage” (within the meaning of Section 860G(a)(3) of the Code, without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) which causes a defective mortgage loan to be treated as a qualified mortgage) shall be deemed to materially and adversely affect the interests of the holders of the Certificates therein, and (subject to the Seller’s right to cure such Defect or Breach during the Initial Resolution Period) such Mortgage Loan shall be repurchased or, if applicable, a Qualified Substitute Mortgage Loan substituted in lieu thereof without regard to the extended cure period described in the preceding sentence.  If the affected Mortgage Loan is to be repurchased, the Seller shall remit the Repurchase Price (defined below) in immediately available funds to the Trustee.

If any Breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related Mortgagor to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the Seller shall not be required to repurchase or replace such Mortgage Loan and the sole remedy with respect to any Breach of such representation shall be to cure such Breach within the applicable cure period (as the same may be extended) by reimbursing

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the Trust Fund (by wire transfer of immediately available funds) the reasonable amount of any such costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Trust Fund that are the basis of such Breach and have not been reimbursed by the related Mortgagor; provided, however, that in the event any such costs and expenses exceed $10,000, the Seller shall have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses.  Except as provided in the proviso to the immediately preceding sentence, the Seller shall remit the amount of such costs and expenses and upon its making such remittance, the Seller shall be deemed to have cured such Breach in all respects.  To the extent any fees or expenses that are the subject of a cure by the Seller are subsequently obtained from the related Mortgagor, the portion of the cure payment equal to such fees or expenses obtained from the Mortgagor shall be returned to the Seller pursuant to Section 2.03(b) or Section 2.03(f), as applicable, of the Pooling and Servicing Agreement.  No delay in either the discovery of a Defect or Breach on the part of any party to the Pooling and Servicing Agreement in providing notice of such Defect or Breach will relieve the Seller of its obligation to repurchase the related Mortgage Loan unless (i) the Seller did not otherwise discover or have knowledge of such Defect or Breach and (ii) such delay is the result of the failure by a party to this Agreement to provide prompt notice as required by the terms hereof after such party has actual knowledge of such Defect or Breach (knowledge shall not be deemed to exist by reason of the Trustee’s exception report) and such delay precludes the Seller from curing such Defect or Breach.

Any of the following will cause a document in the Mortgage File to be deemed to have a Defect and to be conclusively presumed to materially and adversely affect the interests of Certificateholders in a Mortgage Loan and to be deemed to materially and adversely affect the interests of the Certificateholders in and the value of a Mortgage Loan:  (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity with a copy of the Mortgage Note that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File either a copy of the Mortgage with evidence of recording thereon or a copy of the Mortgage and a certificate stating that the original signed Mortgage was sent for recordation; (c) the absence from the Mortgage File of the lender’s title insurance policy (or if the policy has not yet been issued, an original or copy of a “marked up” written commitment or the pro forma or specimen title insurance policy or a commitment to issue the same pursuant to written escrow instructions signed by the title insurance company) called for by clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement; (d) the absence from the Mortgage File of any required letter of credit; (e) with respect to any leasehold mortgage loan, the absence from the related Mortgage File of a copy (or an original, if available) of the related Ground Lease; or (f) the absence from the Mortgage File of any intervening assignments required to create a complete chain of assignments to the Trustee on behalf of the Trust, unless there is included in the Mortgage File either a copy of the assignment with evidence of recording thereon or a copy of the intervening assignment and a certificate stating that the original intervening assignments were sent for recordation; provided, however, that no Defect (except a Defect previously described in clauses (a) through (f) above) shall be considered to materially and adversely affect the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee or Certificateholders unless the document with respect to which the Defect exists is required in connection with an imminent enforcement of the Mortgagee’s rights

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or remedies under the related Mortgage Loan, defending any claim asserted by any borrower or third party with respect to the Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Mortgage Loan or for any immediate significant servicing obligation.  Notwithstanding the foregoing, the delivery of executed escrow instructions or a commitment to issue a lender’s title insurance policy, as provided in clause (ix) of the definition of “Mortgage File” in the Pooling and Servicing Agreement, in lieu of the delivery of the actual policy of lender’s title insurance, shall not be considered a Defect or Breach with respect to any Mortgage File if such actual policy is delivered to the Trustee or a Custodian on its behalf within eighteen (18) months from the Closing Date.  Also, notwithstanding the foregoing, to the extent the Seller has otherwise complied with its document delivery requirements under the Pooling and Servicing Agreement and this Agreement, in the event that the Trustee or a custodian on the Trustee’s behalf subsequently loses a document that is part of the Mortgage File, the fact that such document is lost may not be utilized as the basis for a claim of a Defect against the Seller pursuant to this Section 6(e) and the Trustee shall be responsible therefor in accordance with the Pooling and Servicing Agreement.  In the event any document is lost by the Trustee (or any custodian on its behalf), at the request of the Trustee and, at the Trustee’s individual expense or the expense of the Trust to the extent provided in Section 8.01 of the Pooling and Servicing Agreement, the Seller shall use commercially reasonable efforts to assist the Trustee (or any servicer on its behalf) in replacing such lost document.

If (i) any Mortgage Loan is required to be repurchased or substituted for in the manner described in the first paragraph of this Section 6(e), (ii) such Mortgage Loan is a Crossed Underlying Loan, and (iii) the applicable Defect or Breach does not constitute a Defect or Breach, as the case may be, as to any other Crossed Underlying Loan in such Crossed Mortgage Loan Group (without regard to this paragraph), then the applicable Defect or Breach, as the case may be, will be deemed to constitute a Defect or Breach, as the case may be, as to each other Crossed Underlying Loan in the Crossed Mortgage Loan Group for purposes of this paragraph, and the Seller will be required to repurchase or substitute for all of the remaining Crossed Underlying Loans in the related Crossed Mortgage Loan Group as provided in the first paragraph of this Section 6(e) unless such other Crossed Underlying Loans in such Crossed Mortgage Loan Group satisfy the Crossed Underlying Loan Repurchase Criteria.  In the event that the remaining Crossed Underlying Loans satisfy the aforementioned criteria, the Seller may elect either to repurchase or substitute for only the affected Crossed Underlying Loan as to which the related Breach or Defect exists or to repurchase or substitute for all of the Crossed Underlying Loans in the related Crossed Mortgage Loan Group.  The Seller shall be responsible for the cost of any Appraisal required to be obtained to determine if the Crossed Underlying Loan Repurchase Criteria have been satisfied, so long as the scope and cost of such Appraisal has been approved by the Seller (such approval not to be unreasonably withheld).

To the extent that the Seller is required to repurchase or substitute for a Crossed Underlying Loan hereunder in the manner prescribed above while the Trustee continues to hold any other Crossed Underlying Loans in such Crossed Mortgage Loan Group, neither the Seller nor the Purchaser shall enforce any remedies against the other’s Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective Crossed Underlying Loans, including with respect to the Trustee, the Primary Collateral securing Crossed Underlying Loans still held by the Trustee.

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If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Underlying Loans held by such party, then the Seller and the Purchaser shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Underlying Loans can be modified in a manner that complies with this Agreement to remove the threat of material impairment as a result of the exercise of remedies or some other accommodation can be reached.  Any reserve or other cash collateral or letters of credit securing the Crossed Underlying Loans shall be allocated between such Crossed Underlying Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances.  Notwithstanding the foregoing, if a Crossed Underlying Loan included in the Trust Fund is modified to terminate the related cross-collateralization and/or cross-default provisions, as a condition to such modification, the Seller shall furnish to the Trustee an Opinion of Counsel that any modification shall not cause an Adverse REMIC Event.  Any expenses incurred by the Purchaser in connection with such modification or accommodation (including but not limited to recoverable attorney fees) shall be paid by the Seller.

The “Repurchase Price” with respect to any Mortgage Loan or REO Loan to be repurchased pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to the term “Purchase Price” in the Pooling and Servicing Agreement.  For the avoidance of doubt, the Repurchase Price shall not include liquidation fees payable to the Special Servicer in the event of any repurchase of a Mortgage Loan under this Agreement prior to the termination of the Extended Resolution Period provided that the Pooling and Servicing Agreement expressly provides that such liquidation fee is not payable under such circumstances.

A “Qualified Substitute Mortgage Loan” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

A “Substitution Shortfall Amount” with respect to any Mortgage Loan or REO Loan to be substituted pursuant to this Agreement and Section 2.03 of the Pooling and Servicing Agreement, shall have the meaning given to such term in the Pooling and Servicing Agreement.

In connection with any repurchase or substitution of one or more Mortgage Loans contemplated hereby, (i) the Purchaser shall execute and deliver, or cause the execution and delivery of, such endorsements and assignments, without recourse to the Trust, as shall be necessary to vest in the Seller the legal and beneficial ownership of each repurchased Mortgage Loan or replaced Mortgage Loan, as applicable, (ii) the Purchaser shall deliver, or cause the delivery, to the Seller of all portions of (A) the Mortgage File and other documents pertaining to such Mortgage Loan possessed by the Trustee, or on the Trustee’s behalf, and (B) the Servicing File and other documents pertaining to such Mortgage Loan possessed by the Master Servicer or Special Servicer, or on the Master Servicer’s or Special Servicer’s behalf, and (iii) the Purchaser shall release, or cause to be released, to the Seller any escrow payments and reserve funds held by the Trustee, or on the Trustee’s behalf, in respect of such repurchased or replaced Mortgage Loans.

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(f)           The representations and warranties of the parties hereto shall survive the execution and delivery and any termination of this Agreement and shall inure to the benefit of the respective parties, notwithstanding any restrictive or qualified endorsement on the Mortgage Note or Assignment of Mortgage for any Mortgage Loan or the examination of the Mortgage Files for any Mortgage Loan.

(g)           Each party hereby agrees to promptly notify the other party of any breach of a representation or warranty contained in Section 6.  In addition, in the event that the Seller receives a Repurchase Request, the Seller shall promptly forward such Repurchase Request to the Master Servicer, if relating to a Non-Specially Serviced Mortgage Loan, or to the Special Servicer, if relating to a Specially Serviced Mortgage Loan or REO Property, in each case in the manner described in Section 2.02(g) of the Pooling and Servicing Agreement.  The Seller’s obligation to cure any Breach or Defect or repurchase or substitute for any affected Mortgage Loan pursuant to Section 6(e) shall constitute the sole remedy available to the Purchaser in connection with a Breach or Defect.  It is acknowledged and agreed that the representations and warranties are being made for risk allocation purposes; provided, however, that no limitation of remedy is implied with respect to the Seller’s breach of its obligation to cure, repurchase or substitute in accordance with the terms and conditions of this Agreement.

SECTION 7.        Conditions to Closing. The obligations of the Purchaser to purchase the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

(a)           Each of the obligations of the Seller required to be performed by it at or prior to the Closing Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the Closing Date, and no event shall have occurred as of the Closing Date which, with notice or passage of time, would constitute a default under this Agreement, and the Purchaser shall have received a certificate to the foregoing effect signed by an authorized officer of the Seller substantially in the form of Exhibit D.

(b)           The Purchaser shall have received the following additional closing documents:

            (i)        copies of the Seller’s articles of association and by-laws, certified as of a recent date by the Secretary or Assistant Secretary of the Seller;

            (ii)       a copy of a certificate of good standing of the Seller issued by the Comptroller of the Currency dated not earlier than sixty (60) days prior to the Closing Date;

            (iii)      an opinion of counsel of the Seller, in form and substance satisfactory to the Purchaser and its counsel, substantially to the effect that, with respect to the Seller:

(A)      the Seller is a national banking association duly organized, validly existing and in good standing under the laws of the United States;

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            (B)      the Seller has the power to conduct its business as now conducted and to incur and perform its obligations under this Agreement and the Indemnification Agreement;

            (C)      all necessary action has been taken by the Seller to authorize the execution, delivery and performance of this Agreement and the Indemnification Agreement by the Seller and this Agreement is a legal, valid and binding agreement of the Seller enforceable against the Seller, whether such enforcement is sought in a procedure at law or in equity, except to the extent such enforcement may be limited by bankruptcy or other similar creditors’ laws or principles of equity and public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of the Agreement which purport to provide indemnification with respect to securities law violations;

            (D)      the Seller’s execution and delivery of, and the Seller’s performance of its obligations under, each of this Agreement and the Indemnification Agreement do not and will not conflict with the Seller’s organizational documents or conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Seller is a party or by which the Seller is bound, or to which any of its property or assets is subject or violate any provisions of law or conflict with or result in the breach of any order of any court or any governmental body binding on the Seller;

            (E)       there is no litigation, arbitration or mediation pending before any court, arbitrator, mediator or administrative body, or to such counsel’s actual knowledge, threatened, against the Seller which (i) questions, directly or indirectly, the validity or enforceability of this Agreement or the Indemnification Agreement or (ii) would, if decided adversely to the Seller, either individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or the Indemnification Agreement; and

            (F)       no consent, approval, authorization, order, license, registration or qualification of or with any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by this Agreement and the Indemnification Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained; and

            (iv)      a letter from counsel of the Seller substantially to the effect that nothing has come to such counsel’s attention that would lead such counsel to believe that the Specified Portions of the Free Writing Prospectus, Prospectus or Private Placement Memorandum as of the date thereof or as of the Closing Date contains, with respect to such Seller or the Mortgage Loans, any untrue statement of a material fact or

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omits to state a material fact necessary in order to make the statements therein relating to such Seller or the Mortgage Loans, in the light of the circumstances under which they were made, not misleading.

(c)           The Certificates shall have been concurrently issued and sold pursuant to the terms of the Certificate Purchase Agreement.

(d)           The Seller shall have executed and delivered concurrently herewith the Indemnification Agreement.

(e)           The Seller shall furnish the Purchaser with such other certificates of its officers or others and such other documents and opinions to evidence fulfillment of the conditions set forth in this Agreement as the Purchaser and its counsel may reasonably request.

(f)           The obligations of the Seller to sell the Mortgage Loans shall be subject to the satisfaction, on or prior to the Closing Date, of the following: (i) performance by the Purchaser of all obligations required to be performed on or before the Closing Date; (ii) accuracy of all of the representations and warranties of the Purchaser under this Agreement as of the Closing Date; and (iii) the execution of the Indemnification Agreement and, insofar as it affects the obligations of the Seller, the Pooling and Servicing Agreement, as executed and delivered by the respective parties thereto, each being in form and substance reasonably satisfactory to the Seller.  Notwithstanding the foregoing, the sale of the Mortgage Loans and receipt of payment therefore by the Seller from the Purchaser shall be conclusive evidence of the satisfaction of the foregoing conditions.

(g)           The purchase of the Mortgage Loans by the Purchaser shall be conclusive evidence of the satisfaction of clauses (b)(iii), (b)(iv) and (e) above.

SECTION 8.      Closing. The closing for the purchase and sale of the Mortgage Loans shall take place at the office of Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, at 10:00 a.m., on April 26, 2012 or such other place and time as the parties shall agree (the actual date of such closing, the “Closing Date”).  The parties hereto agree that time is of the essence with respect to this Agreement.

SECTION 9.      Expenses. The Seller shall pay its pro rata share (the Seller’s pro rata share to be determined according to the percentage that the aggregate principal balance as of the Cut-off Date of all the Mortgage Loans represents in proportion to the aggregate principal balance as of the Cut-off Date of all the mortgage loans to be included in the Trust Fund) of all costs and expenses of the Purchaser in connection with the transactions contemplated herein, including, but not limited to:  (i)  the costs and expenses of reproducing and delivering the Pooling and Servicing Agreement and this Agreement and printing (or otherwise reproducing,) and delivering the Certificates; (ii) the reasonable and documented fees, costs and expenses of the Trustee and its counsel incurred in connection with the Trustee entering into the Pooling and Servicing Agreement; (iii) the fees and disbursements of a firm of certified public accountants selected by the Purchaser with respect to numerical information in respect of the Mortgage Loans and the Certificates included in any Time of Sale Information, Prospectus or Private Placement Memorandum (each as defined in the Indemnification Agreement), including the cost

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of obtaining any “comfort letters” with respect to such items; (iv) the costs and expenses in connection with the qualification or exemption of the Certificates under state securities or blue sky laws, if any, including filing fees and reasonable fees and disbursements of counsel in connection therewith; (v) the costs and expenses in connection with any determination of the eligibility of the Certificates for investment by institutional investors in any jurisdiction and the preparation of any legal investment survey, if any, including reasonable fees and disbursements of counsel in connection therewith; (vi) the costs and expenses in connection with printing (or otherwise reproducing) and delivering any Time of Sale Information, Prospectus or Private Placement Memorandum and the reproduction and delivery of this Agreement and the furnishing to the Underwriters and the Initial Purchasers of such copies of the Prospectus, Private Placement Memorandum and this Agreement as each Underwriter and Initial Purchaser may reasonably request; (vii) the fees of the rating agency or agencies requested to rate the Certificates; and (viii) the reasonable fees and expenses of Cadwalader, Wickersham & Taft LLP, counsel to the Depositor.

SECTION 10.    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.  Furthermore, the parties shall in good faith endeavor to replace any provision held to be invalid or unenforceable with a valid and enforceable provision which most closely resembles, and which has the same economic effect as, the provision held to be invalid or unenforceable.

SECTION 11.    Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to conflicts of law principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.    No Third-Party Beneficiaries. The parties do not intend the benefits of this Agreement to inure to any third party except as expressly set forth in Section 13.

SECTION 13.   Assignment. The Seller hereby acknowledges that the Purchaser has, concurrently with the execution hereof, executed and delivered the Pooling and Servicing Agreement and that, in connection therewith, it has assigned its rights hereunder to the Trustee for the benefit of the Certificateholders to the extent set forth in the Pooling and Servicing Agreement and that the rights so assigned may be further assigned to, and shall inure to the benefit of, any successor trustee under the Pooling and Servicing Agreement.  The Seller hereby acknowledges its obligations, including, without limitation, that of expense reimbursement, pursuant to Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement.  Except as set forth hereinabove and in Sections 2.01, 2.02 and 2.03 of the Pooling and Servicing Agreement, the representations and warranties of the Seller made hereunder and the remedies provided hereunder with respect to Breaches or Defects may not be further assigned by the Purchaser, the Trustee or any successor trustee.  No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assign because of such ownership.  This Agreement shall bind and inure to the benefit of, and be enforceable by, the Seller, the Purchaser and their permitted successors and permitted assigns.  The warranties and

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representations and the agreements made by the Seller herein shall survive delivery of the Mortgage Loans to the Trustee until the termination of the Pooling and Servicing Agreement.

SECTION 14.    Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt by the intended recipient if personally delivered at or couriered or mailed by first class or registered mail, postage prepaid, to (i) in the case of the Purchaser, J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention:  Jonathan M. Strain, Managing Director, telecopy number (917) 849-1511 and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, (ii) in the case of the Seller, JPMorgan Chase Bank, National Association, 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: Kunal K. Singh and Bianca A. Russo, Managing Director & Associate General Counsel, 277 Park Avenue, 13th Floor, New York, New York 10172, telecopy: (917) 464-6116, and (iii) in the case of any of the preceding parties, such other address as may hereafter be furnished to the other party in writing by such parties.

SECTION 15.    Amendment. This Agreement may be amended only by a written instrument which specifically refers to this Agreement and is executed by the Purchaser and the Seller; provided, however, that unless such amendment is to cure an ambiguity, mistake or inconsistency in this Agreement, no amendment shall be permitted unless each Rating Agency has delivered a written confirmation that such amendment will not result in a downgrade, withdrawal or qualification of the then current ratings of the Certificates and the cost of obtaining any Rating Agency confirmation shall be borne by the party requesting such amendment.  This Agreement shall not be deemed to be amended orally or by virtue of any continuing custom or practice.  No amendment to the Pooling and Servicing Agreement which relates to defined terms contained therein or any obligations of the Seller whatsoever shall be effective against the Seller unless the Seller shall have agreed to such amendment in writing.  The Pooling and Servicing Agreement shall identify the Seller as a third party beneficiary and may not be amended in any manner that materially and adversely affects the Seller’s rights as such without the Seller’s consent.

SECTION 16.     Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

SECTION 17.     Exercise of Rights. No failure or delay on the part of any party to exercise any right, power or privilege under this Agreement and no course of dealing between the Seller and the Purchaser shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  Except as set forth in Section 6 herein, the rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any party would otherwise have pursuant to law or equity.  No notice to or demand on any party in any case shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of either party to any other or further action in any circumstances without notice or demand.

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SECTION 18.    No Partnership. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto.  Nothing herein contained shall be deemed or construed as creating an agency relationship between the Purchaser and the Seller and neither the Purchaser nor the Seller shall take any action which could reasonably lead a third party to assume that it has the authority to bind the other party hereto or make commitments on such other party’s behalf.

SECTION 19.    Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

* * * * * *

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IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

By:	/s/ Kunal K. Singh
Name: Kunal K. Singh
Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Kunal K. Singh
Name: Kunal K. Singh
Title: Executive Director

SCHEDULE I

MORTGAGED PROPERTY FOR WHICH ENVIRONMENTAL INSURANCE IS MAINTAINED

None.

Sched. I-1

EXHIBIT A

MORTGAGE LOAN SCHEDULE

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
1	JPMCB	Cleveland Financial Associates, LLC	200 Public Square	Cleveland	OH	44114	Cuyahoga	200 Public Square	1,265,289
2	JPMCB	Arbor Place II, LLC	6700 Douglas Boulevard	Douglasville	GA	30135	Douglas	Arbor Place Mall	546,374
3	JPMCB	Northwoods Mall CMBS, LLC	2150 Northwoods Boulevard	North Charleston	SC	29406	Charleston	Northwoods Mall	403,671
4	JPMCB	Dallas NCX Properties LLC	Various	Dallas	TX	Various	Dallas	8080 & 9400 North Central Expressway	673,188
4.01	JPMCB		8080 North Central Expressway	Dallas	TX	75206	Dallas	8080 North Central Expressway	285,335
4.02	JPMCB		9400 North Central Expressway	Dallas	TX	75231	Dallas	9400 North Central Expressway	387,853
6	JPMCB	Rosemont Summit Operating LLC	545 East John Carpenter Freeway	Irving	TX	75062	Dallas	The Summit Las Colinas	373,874
7	JPMCB	10 Memorial Boulevard Owner LLC	10 Memorial Boulevard	Providence	RI	02903	Providence	GTECH Center	199,558
8	JPMCB	Cleveland Owner Corp.	Various	Various	OH	Various	Cuyahoga	Interventure Industrial Portfolio	788,292
8.01	JPMCB		28600 Fountain Parkway	Solon	OH	44139	Cuyahoga	Fountain Parkway	224,600
8.02	JPMCB		20770 Westwood Drive	Strongsville	OH	44149	Cuyahoga	Westwood Drive	246,140
8.03	JPMCB		23221 Morgan Court	Strongsville	OH	44149	Cuyahoga	Morgan Court	175,500
8.04	JPMCB		21848 Commerce Parkway	Strongsville	OH	44149	Cuyahoga	Commerce Drive	142,052
9	JPMCB	Oak Ridge Corporate Partners-I, L.P., Oak Ridge Technical Center Partners-One, L.P., Oak Ridge Technical Center Partners-Two, L.P., Oak Ridge Technical Center Partners-Three, L.P., Oak Ridge Technical Center Partners-Four, L.P., Oak Ridge Technical Center Partners-Five, LLC, Oak Ridge Technical Center Partners-Six, L.P.	Various	Oak Ridge	TN	37830	Anderson	Oak Ridge Office Portfolio	448,966
9.01	JPMCB		1009-1099 Commerce Park Drive	Oak Ridge	TN	37830	Anderson	Oak Ridge Technical Centers	290,366
9.02	JPMCB		151 Lafayette Drive	Oak Ridge	TN	37830	Anderson	Oak Ridge Corporate Center I	158,600
10	JPMCB	PWA Continental Executive Parke, LP	300 & 340 North Milwaukee Avenue, 400 North Lakeview Parkway and 560 East Bunker Court	Vernon Hills	IL	60061	Lake	Continental Executive Parke	294,153
11	JPMCB	Inland Western Temecula Commons, L.L.C.	40400-40500 Winchester Road	Temecula	CA	92591	Riverside	Commons at Temecula	292,545
12	JPMCB	Inland American ST Portfolio JP3, L.L.C., Inland American ST Florida Portfolio JP3, L.L.C.	Various	Various	Various	Various	Various	SunTrust Bank Portfolio III	148,233
12.01	JPMCB		100 Northwest 12th Avenue	Miami	FL	33128	Miami-Dade	100 Northwest 12th Avenue	10,444
12.02	JPMCB		7405 Seminole Boulevard	Seminole	FL	33772	Pinellas	7405 Seminole Boulevard	9,396
12.03	JPMCB		2755 Cumberland Parkway	Atlanta	GA	30339	Cobb	2755 Cumberland Parkway	6,000
12.04	JPMCB		3191 University Boulevard	Winter Park	FL	32792	Orange	3191 University Boulevard	6,832
12.05	JPMCB		2231 Indian River Boulevard	Vero Beach	FL	32960	Indian River	2231 Indian River Boulevard	6,561
12.06	JPMCB		2171 Pleasant Hill Road	Duluth	GA	30096	Gwinnett	2171 Pleasant Hill Road	5,695
12.07	JPMCB		9701 York Road	Cockeysville	MD	21030	Baltimore	9701 York Road	2,415
12.08	JPMCB		1184 Barrett Parkway	Kennesaw	GA	30144	Cobb	1184 Barrett Parkway	6,619
12.09	JPMCB		1100 South Tamiami Trail	Osprey	FL	34229	Sarasota	1100 South Tamiami Trail	5,398
12.10	JPMCB		3557 Plank Road	Fredericksburg	VA	22407	Spotsylvania	3557 Plank Road	2,250
12.11	JPMCB		6001 Fort Avenue	Lynchburg	VA	24502	Lynchburg City	6001 Fort Avenue	5,986
12.12	JPMCB		511 West 23rd Street	Panama City	FL	32405	Bay	511 West 23rd Street	5,982
12.13	JPMCB		815 South Parrott Avenue	Okeechobee	FL	34974	Okeechobee	815 South Parrott Avenue	7,500
12.14	JPMCB		320 South Battlefield Boulevard	Chesapeake	VA	23322	Chesapeake City	320 South Battlefield Boulevard	3,870
12.15	JPMCB		5641 Fairburn Road	Douglasville	GA	30134	Douglas	5641 Fairburn Road	6,680
12.16	JPMCB		202 South Salem Street	Apex	NC	27502	Wake	202 South Salem Street	3,835
12.17	JPMCB		107 Bushnell Plaza	Bushnell	FL	33513	Sumter	107 Bushnell Plaza	12,394
12.18	JPMCB		4310 Nolensville Road	Nashville	TN	37211	Davidson	4310 Nolensville Road	5,498
12.19	JPMCB		203 West Butler Avenue	Mauldin	SC	29662	Greenville	203 West Butler Avenue	3,500
12.20	JPMCB		308 West Alexander Street	Plant City	FL	33563	Hillsborough	308 West Alexander Street	3,350
12.21	JPMCB		4400 Bayou Boulevard	Pensacola	FL	32503	Escambia	4400 Bayou Boulevard	3,246
12.22	JPMCB		701 East Cone Boulevard	Greensboro	NC	27405	Guilford	701 East Cone Boulevard	3,181

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
12.23	JPMCB		3005 Lakeland Highlands Road	Lakeland	FL	33803	Polk	3005 Lakeland Highlands Road	2,654
12.24	JPMCB		4323 Ringgold Road	Chattanooga	TN	37412	Hamilton	4323 Ringgold Road	3,213
12.25	JPMCB		7840 Holcomb Bridge Road	Norcross	GA	30092	Gwinnett	7840 Holcomb Bridge Road	2,288
12.26	JPMCB		3290 US Highway 441/27	Fruitland Park	FL	34731	Lake	3290 US Highway 441/27	2,329
12.27	JPMCB		101 Browns Ferry Road	Chattanooga	TN	37419	Hamilton	101 Browns Ferry Road	3,940
12.28	JPMCB		2397 Hendersonville Road	Arden	NC	28704	Buncombe	2397 Hendersonville Road	2,653
12.29	JPMCB		1601 South Elm-Eugene Street	Greensboro	NC	27406	Guilford	1601 South Elm-Eugene Street	2,400
12.30	JPMCB		2070 Statesville Boulevard	Salisbury	NC	28147	Rowan	2070 Statesville Boulevard	2,124
13	JPMCB	Oak Brook Kensington, L.L.C.	2200-2222 Kensington Court	Oak Brook	IL	60523	DuPage	Ace Hardware Headquarters	206,030
14	JPMCB	Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C., Inland Western Glendale Outlot D, L.L.C.	9350 West Northern Avenue	Glendale	AZ	85305	Maricopa	Peoria Crossing	238,004
16	JPMCB	Twenty-One SAC Self-Storage Corporation	Various	Various	Various	Various	Various	21 SAC	4,133
16.01	JPMCB		544 El Camino Real	Belmont	CA	94002	San Mateo	Belmont	207
16.02	JPMCB		4833 Thornton Avenue	Fremont	CA	94536	Alameda	Fremont	403
16.03	JPMCB		9929 Harry Hines Boulevard	Dallas	TX	75220	Dallas	Northwest	634
16.04	JPMCB		1836 South Arapahoe Street	Los Angeles	CA	90006	Los Angeles	Downtown	302
16.05	JPMCB		29500 Michigan Avenue	Inkster	MI	48141	Wayne	Inkster	765
16.06	JPMCB		2390 Austin Highway	San Antonio	TX	78218	Bexar	Austin Highway	380
16.07	JPMCB		1340 East 3rd Street	Dayton	OH	45403	Montgomery	E T	806
16.08	JPMCB		208 West Main Street	Hendersonville	TN	37075	Sumner	Hendersonville	344
16.09	JPMCB		5024 West Glendale Avenue	Glendale	AZ	85301	Maricopa	51st and Glendale	292
17	JPMCB	Inland Western Southlake Corners Kimball Limited Partnership	100-270 North Kimball Avenue	Southlake	TX	76092	Tarrant	Southlake Corners	134,894
18	JPMCB	Parmenter 2200 West Loop, LLC	2200 West Loop South	Houston	TX	77027	Harris	2200 West Loop	201,720
19	JPMCB	GIT Heritage IV TX, LLC	13650 Heritage Parkway	Fort Worth	TX	76177	Tarrant	Heritage Commons IV	164,333
20	JPMCB	785 Market Street LLC	785 Market Street	San Francisco	CA	94103	San Francisco	785 Market Street	93,321
21	JPMCB	BPLAST Expansion Landlord (IN) LLC	101 Oakley Street	Evansville	IN	47710	Vanderburgh	Berry Plastics Expansion	263,088
22	JPMCB	Inland Western Pottstown Limited Partnership	1100-1140 Town Square Road	Pottstown	PA	19465	Chester	Town Square Plaza	215,610
24	JPMCB	Inland American Greeley Centerplace, L.L.C.	4500-4632 Centerplace Drive	Greeley	CO	80634	Weld	Centerplace of Greeley	151,544
25	JPMCB	CA Anaheim Holdings LLC	400 North State College Boulevard	Orange	CA	92868	Orange	Hilton Suites Anaheim	230
26	JPMCB	Hertz OJP Holdings, LLC	188 East Capitol Street	Jackson	MS	39201	Hinds	One Jackson Place	220,444
27	JPMCB	Inland Western Phillipsburg Greenwich, L.L.C., Inland Western Phillipsburg Greenwich II, L.L.C.	1208 New Brunswick Avenue	Phillipsburg	NJ	08865	Warren	Greenwich Center	182,583
28	JPMCB	BRI 1825 Park Ten, LLC	16225 Park Ten Place	Houston	TX	77084	Harris	One Park Ten Plaza	162,909
29	JPMCB	21c Louisville LLC	700 West Main Street	Louisville	KY	40202	Jefferson	21c Museum Hotel	90
30	JPMCB	Crosstown Plaza Associates, LLC	2895 North Military Trail	West Palm Beach	FL	33409	Palm Beach	Crosstown Plaza	143,134
32	JPMCB	TNP SRT Summit Point, LLC	840 Glynn Street South	Fayetteville	GA	30214	Fayette	Summit Point	104,572
33	JPMCB	Charlotte Auto DST, Columbus Dining DST, Dothan Discount DST, Jacksonville Mobile II DST, Jonesboro Dining DST, Lake Mary Financial DST, Norman Retail DST, Pennsauken Pharmacy DST, Plano Financial DST	Various	Various	Various	Various	Various	IPCC National Retail Portfolio A	57,355
33.01	JPMCB		1321 Heathrow Center Lane	Lake Mary	FL	32746	Seminole	RBC Bank	4,128
33.02	JPMCB		4601 Westfield Avenue	Pennsauken	NJ	08110	Camden	Walgreens	12,500
33.03	JPMCB		2912 Legacy Drive	Plano	TX	75023	Collin	Wells Fargo	4,030
33.04	JPMCB		6115 Parkcenter Circle	Dublin	OH	43017	Franklin	Macaroni Grill	7,448
33.05	JPMCB		1400 24th Avenue Northwest	Norman	OK	73069	Cleveland	Kirkland’s	8,000
33.06	JPMCB		2142 Rocky River Road	Charlotte	NC	28213	Mecklenburg	Advance Auto Parts	6,292
33.07	JPMCB		6671 Tara Boulevard	Jonesboro	GA	30236	Clayton	Zaxby’s	3,459
33.08	JPMCB		6002 St. Augustine Road	Jacksonville	FL	32217	Duval	Verizon	2,287
33.09	JPMCB		41 North Bay Springs Road	Dothan	AL	36303	Houston	Dollar General	9,211
35	JPMCB	JP-CB, LLC	1900 Charles Bryan Road	Cordova	TN	38016	Shelby	1900 Charles Bryan	130,113
36	JPMCB	Inland Western Orange 440 Boston, L.L.C.	440 Boston Post Road	Orange	CT	06477	New Haven	Home Depot Plaza	135,643
38	JPMCB	Balch Springs Dining DST, Coconut Creek Financial DST, Elberta Discount DST, Homestead Dining DST, Houston Dining DST, Jacksonville Mobile I DST, Lake City Discount DST, Oklahoma City Discount DST, Tampa Discount DST	Various	Various	Various	Various	Various	IPCC National Retail Portfolio B	51,675
38.01	JPMCB		4850 Wiles Road	Coconut Creek	FL	33073	Broward	SunTrust	4,125

Loan ID #	Originator/ Loan Seller	Mortgagor Name	Property Address	City	State	Zip Code	County	Property Name	Size
38.02	JPMCB		9498 Atlantic Boulevard	Jacksonville	FL	32225	Duval	AT&T	4,560
38.03	JPMCB		2101 West Hillsborough Avenue	Tampa	FL	33603	Hillsborough	Family Dollar - Tampa	8,000
38.04	JPMCB		8611 Westheimer Road	Houston	TX	77063	Harris	Arby’s	3,045
38.05	JPMCB		2425 Northeast 8th Street	Homestead	FL	33033	Miami-Dade	Sonic	1,645
38.06	JPMCB		5745 Jonesboro Road	Lake City	GA	30260	Clayton	Family Dollar - Lake City	8,340
38.07	JPMCB		24816 State Street	Elberta	AL	36530	Baldwin	Dollar General - Elberta	10,556
38.08	JPMCB		12601 Lake June Road	Balch Springs	TX	75180	Dallas	Carl’s Jr.	2,390
38.09	JPMCB		1127 West Hefner Road	Oklahoma City	OK	73114	Oklahoma	Dollar General - Oklahoma City	9,014
39	JPMCB	TNP SRT Woodland West, LLC	2611-2833 West Park Row Drive & 1112- 1206 Bowen Road	Arlington	TX	76013	Tarrant	Woodland West Marketplace	176,414
41	JPMCB	1530 Olympic Boulevard Ventures LLC	1530 and 1540 Olympic Boulevard	Walnut Creek	CA	94596	Contra Costa	Urban Outfitters Walnut Creek	17,323
44	JPMCB	Inland Turfway Commons, L.L.C.	4951-4999 Houston Road	Florence	KY	41042	Boone	Turfway Commons	105,471
46	JPMCB	L&C Burlington Hospitality SPE, LLC	177 Hurricane Lane	Williston	VT	05495	Chittenden	Courtyard Burlington Taft Corners	90
49	JPMCB	Red Hat Properties - Houston L.P.	2811 Bay Area Boulevard	Houston	TX	77058	Harris	Extra Space Storage	530

Loan ID #	Originator /Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity /ARD Date	Amortization Term	Remaining Amortization Term for Balloon Loans
1	JPMCB	Cleveland Financial Associates, LLC	Square Feet	4.82000	4.69355	127,000,000	127,000,000.00	120	120	04/01/22	360	360
2	JPMCB	Arbor Place II, LLC	Square Feet	5.09900	4.97255	122,000,000	122,000,000.00	121	121	05/01/22	360	360
3	JPMCB	Northwoods Mall CMBS, LLC	Square Feet	5.07500	4.94855	73,000,000	73,000,000.00	120	120	04/01/22	360	360
4	JPMCB	Dallas NCX Properties LLC	Square Feet	5.99900	5.86255	56,000,000	55,737,217.33	60	55	11/01/16	360	355
4.01	JPMCB		Square Feet			32,594,960	32,442,006.65	60	55		360
4.02	JPMCB		Square Feet			23,405,040	23,295,210.68	60	55		360
6	JPMCB	Rosemont Summit Operating LLC	Square Feet	5.99000	5.86355	35,100,000	34,970,697.51	120	116	12/01/21	360	356
7	JPMCB	10 Memorial Boulevard Owner LLC	Square Feet	5.09400	4.92755	34,500,000	34,500,000.00	120	120	04/01/22	360	360
8	JPMCB	Cleveland Owner Corp.	Square Feet	5.59400	5.44755	30,000,000	30,000,000.00	120	120	04/01/22	300	300
8.01	JPMCB		Square Feet			10,843,373	10,843,373.49	120	120		300
8.02	JPMCB		Square Feet			9,397,590	9,397,590.36	120	120		300
8.03	JPMCB		Square Feet			5,349,398	5,349,397.59	120	120		300
8.04	JPMCB		Square Feet			4,409,639	4,409,638.55	120	120		300
9	JPMCB	Oak Ridge Corporate Partners-I, L.P., Oak Ridge Technical Center Partners-One, L.P., Oak Ridge Technical Center Partners-Two, L.P., Oak Ridge Technical Center Partners- Three, L.P., Oak Ridge Technical Center Partners-Four, L.P., Oak Ridge Technical Center Partners-Five, LLC, Oak Ridge Technical Center Partners-Six, L.P.	Square Feet	5.22400	5.09755	28,000,000	28,000,000.00	120	120	04/01/22	360	360
9.01	JPMCB		Square Feet			18,900,000	18,900,000.00	120	120		360
9.02	JPMCB		Square Feet			9,100,000	9,100,000.00	120	120		360
10	JPMCB	PWA Continental Executive Parke, LP	Square Feet	5.45000	5.28605	27,750,000	27,688,514.87	120	118	02/01/22	360	358
11	JPMCB	Inland Western Temecula Commons, L.L.C.	Square Feet	4.73900	4.61255	25,665,000	25,665,000.00	120	119	03/01/22	0	0
12	JPMCB	Inland American ST Portfolio JP3, L.L.C., Inland American ST Florida Portfolio JP3, L.L.C.	Square Feet	5.42000	5.29355	25,000,000	25,000,000.00	120	111	07/01/21	0	0
12.01	JPMCB		Square Feet			1,900,360	1,900,359.53	120	111		0
12.02	JPMCB		Square Feet			1,746,276	1,746,276.32	120	111		0
12.03	JPMCB		Square Feet			1,540,832	1,540,832.05	120	111		0
12.04	JPMCB		Square Feet			1,489,471	1,489,470.98	120	111		0
12.05	JPMCB		Square Feet			1,438,110	1,438,109.91	120	111		0
12.06	JPMCB		Square Feet			1,386,749	1,386,748.84	120	111		0
12.07	JPMCB		Square Feet			1,181,305	1,181,304.57	120	111		0
12.08	JPMCB		Square Feet			1,129,944	1,129,943.50	120	111		0
12.09	JPMCB		Square Feet			1,027,221	1,027,221.37	120	111		0
12.10	JPMCB		Square Feet			955,316	955,315.87	120	111		0
12.11	JPMCB		Square Feet			950,180	950,179.76	120	111		0
12.12	JPMCB		Square Feet			924,499	924,499.23	120	111		0
12.13	JPMCB		Square Feet			770,416	770,416.02	120	111		0
12.14	JPMCB		Square Feet			706,215	706,214.69	120	111		0
12.15	JPMCB		Square Feet			667,694	667,693.89	120	111		0
12.16	JPMCB		Square Feet			667,694	667,693.89	120	111		0
12.17	JPMCB		Square Feet			616,333	616,332.82	120	111		0
12.18	JPMCB		Square Feet			590,652	590,652.29	120	111		0
12.19	JPMCB		Square Feet			590,652	590,652.29	120	111		0
12.20	JPMCB		Square Feet			564,972	564,971.75	120	111		0
12.21	JPMCB		Square Feet			564,972	564,971.75	120	111		0
12.22	JPMCB		Square Feet			544,427	544,427.32	120	111		0
12.23	JPMCB		Square Feet			462,250	462,249.61	120	111		0
12.24	JPMCB		Square Feet			457,114	457,113.51	120	111		0
12.25	JPMCB		Square Feet			410,889	410,888.55	120	111		0
12.26	JPMCB		Square Feet			410,889	410,888.55	120	111		0
12.27	JPMCB		Square Feet			385,208	385,208.01	120	111		0
12.28	JPMCB		Square Feet			359,527	359,527.48	120	111		0
12.29	JPMCB		Square Feet			292,758	292,758.09	120	111		0
12.30	JPMCB		Square Feet			267,078	267,077.56	120	111		0

Loan ID #	Originator /Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity /ARD Date	Amortization Term	Remaining Amortization Term for Balloon Loans
13	JPMCB	Oak Brook Kensington, L.L.C.	Square Feet	5.58800	5.46155	24,500,000	24,500,000.00	60	60	04/01/17	360	360
14	JPMCB	Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C., Inland Western Glendale Outlot D, L.L.C.	Square Feet	4.81800	4.69155	24,131,000	24,131,000.00	120	120	04/01/22	0	0
16	JPMCB	Twenty-One SAC Self-Storage Corporation	Units	5.80000	5.67355	23,000,000	23,000,000.00	120	120	04/01/22	360	360
16.01	JPMCB		Units			3,600,000	3,600,000.00	120	120		360
16.02	JPMCB		Units			3,600,000	3,600,000.00	120	120		360
16.03	JPMCB		Units			3,500,000	3,500,000.00	120	120		360
16.04	JPMCB		Units			3,300,000	3,300,000.00	120	120		360
16.05	JPMCB		Units			3,000,000	3,000,000.00	120	120		360
16.06	JPMCB		Units			1,700,000	1,700,000.00	120	120		360
16.07	JPMCB		Units			1,600,000	1,600,000.00	120	120		360
16.08	JPMCB		Units			1,600,000	1,600,000.00	120	120		360
16.09	JPMCB		Units			1,100,000	1,100,000.00	120	120		360
17	JPMCB	Inland Western Southlake Corners Kimball Limited Partnership	Square Feet	4.88800	4.76155	20,945,000	20,945,000.00	120	120	04/01/22	0	0
18	JPMCB	Parmenter 2200 West Loop, LLC	Square Feet	5.23800	5.17155	20,600,000	20,600,000.00	120	118	02/01/22	360	360
19	JPMCB	GIT Heritage IV TX, LLC	Square Feet	6.01800	5.86155	20,500,000	20,357,916.45	60	55	11/01/16	300	295
20	JPMCB	785 Market Street LLC	Square Feet	5.14400	4.98755	20,000,000	20,000,000.00	120	120	04/01/22	360	360
21	JPMCB	BPLAST Expansion Landlord (IN) LLC	Square Feet	5.81300	5.68655	17,500,000	17,471,274.50	120	119	03/01/22	270	269
22	JPMCB	Inland Western Pottstown Limited Partnership	Square Feet	4.81800	4.69155	16,815,000	16,815,000.00	120	120	04/01/22	0	0
24	JPMCB	Inland American Greeley Centerplace, L.L.C.	Square Feet	5.48600	5.35955	15,700,000	15,665,447.60	120	118	02/01/22	360	358
25	JPMCB	CA Anaheim Holdings LLC	Rooms	5.95000	5.80355	15,000,000	14,969,758.13	60	58	02/01/17	360	358
26	JPMCB	Hertz OJP Holdings, LLC	Square Feet	5.46300	5.33655	14,900,000	14,900,000.00	120	120	04/01/22	360	360
27	JPMCB	Inland Western Phillipsburg Greenwich, L.L.C., Inland Western Phillipsburg Greenwich II, L.L.C.	Square Feet	4.81800	4.69155	14,475,000	14,475,000.00	120	119	03/01/22	0	0
28	JPMCB	BRI 1825 Park Ten, LLC	Square Feet	5.21100	5.04455	14,000,000	14,000,000.00	121	121	05/01/22	360	360
29	JPMCB	21c Louisville LLC	Rooms	5.71300	5.58655	13,800,000	13,781,381.09	120	119	03/01/22	300	299
30	JPMCB	Crosstown Plaza Associates, LLC	Square Feet	5.49700	5.41055	13,500,000	13,470,350.54	120	118	02/01/22	360	358
32	JPMCB	TNP SRT Summit Point, LLC	Square Feet	5.88000	5.71355	12,500,000	12,463,665.34	60	57	01/01/17	360	357
33	JPMCB	Charlotte Auto DST, Columbus Dining DST, Dothan Discount DST, Jacksonville Mobile II DST, Jonesboro Dining DST, Lake Mary Financial DST, Norman Retail DST, Pennsauken Pharmacy DST, Plano Financial DST	Square Feet	5.15000	5.02355	12,140,000	12,140,000.00	120	120	04/01/22	360	360
33.01	JPMCB		Square Feet			2,770,000	2,770,000.00	120	120		360
33.02	JPMCB		Square Feet			2,140,000	2,140,000.00	120	120		360
33.03	JPMCB		Square Feet			1,650,000	1,650,000.00	120	120		360
33.04	JPMCB		Square Feet			1,230,000	1,230,000.00	120	120		360
33.05	JPMCB		Square Feet			1,180,000	1,180,000.00	120	120		360
33.06	JPMCB		Square Feet			1,050,000	1,050,000.00	120	120		360
33.07	JPMCB		Square Feet			800,000	800,000.00	120	120		360
33.08	JPMCB		Square Feet			790,000	790,000.00	120	120		360
33.09	JPMCB		Square Feet			530,000	530,000.00	120	120		360
35	JPMCB	JP-CB, LLC	Square Feet	5.86600	5.69955	11,025,000	10,992,858.47	60	57	01/01/17	360	357
36	JPMCB	Inland Western Orange 440 Boston, L.L.C.	Square Feet	4.81800	4.69155	10,750,000	10,750,000.00	120	120	04/01/22	0	0
38	JPMCB	Balch Springs Dining DST, Coconut Creek Financial DST, Elberta Discount DST, Homestead Dining DST, Houston Dining DST, Jacksonville Mobile I DST, Lake City Discount DST, Oklahoma City Discount DST, Tampa Discount DST	Square Feet	5.15000	5.02355	10,260,000	10,260,000.00	120	120	04/01/22	360	360
38.01	JPMCB		Square Feet			2,598,500	2,598,500.00	120	120		360
38.02	JPMCB		Square Feet			1,611,500	1,611,500.00	120	120		360
38.03	JPMCB		Square Feet			1,188,000	1,188,000.00	120	120		360
38.04	JPMCB		Square Feet			1,092,000	1,092,000.00	120	120		360
38.05	JPMCB		Square Feet			1,040,000	1,040,000.00	120	120		360
38.06	JPMCB		Square Feet			880,000	880,000.00	120	120		360
38.07	JPMCB		Square Feet			665,000	665,000.00	120	120		360
38.08	JPMCB		Square Feet			620,000	620,000.00	120	120		360
38.09	JPMCB		Square Feet			565,000	565,000.00	120	120		360
39	JPMCB	TNP SRT Woodland West, LLC	Square Feet	5.63000	5.46355	10,200,000	10,190,701.01	60	59	03/01/17	360	359

Loan ID #	Originator /Loan Seller	Mortgagor Name	Measure	Mortgage Rate in Effect at Origination (%)	Net Mortgage Rate in Effect at the Cut-off Date (%)	Original Principal Balance	Cut-off Principal Balance	Original Term	Remaining Term	Maturity /ARD Date	Amortization Term	Remaining Amortization Term for Balloon Loans
41	JPMCB	1530 Olympic Boulevard Ventures LLC	Square Feet	5.49100	5.32455	8,260,000	8,260,000.00	120	120	04/01/22	360	360
44	JPMCB	Inland Turfway Commons, L.L.C.	Square Feet	5.05000	4.92355	7,150,000	7,150,000.00	120	118	02/01/22	0	0
46	JPMCB	L&C Burlington Hospitality SPE, LLC	Rooms	6.02400	5.93755	6,600,000	6,600,000.00	60	60	04/01/17	300	300
49	JPMCB	Red Hat Properties - Houston L.P.	Units	5.80000	5.68355	3,150,000	3,143,465.75	120	118	02/01/22	360	358

Loan ID #	Originat or/Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
1	JPMCB	Cleveland Financial Associates, LLC	667,861.16	0.12000	Actual/360	No		Fee	No
2	JPMCB	Arbor Place II, LLC	662,323.76	0.12000	Actual/360	No		Fee	No
3	JPMCB	Northwoods Mall CMBS, LLC	395,232.68	0.12000	Actual/360	No		Fee	No
4	JPMCB	Dallas NCX Properties LLC	335,712.29	0.13000	Actual/360	No		Fee	No
4.01	JPMCB							Fee
4.02	JPMCB							Fee
6	JPMCB	Rosemont Summit Operating LLC	210,216.62	0.12000	Actual/360	No		Fee	No
7	JPMCB	10 Memorial Boulevard Owner LLC	187,190.50	0.16000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate
(5.094%) or ii) 500 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Leasehold	No
8	JPMCB	Cleveland Owner Corp.	185,914.13	0.14000	Actual/360	No		Fee	No
8.01	JPMCB							Fee
8.02	JPMCB							Fee
8.03	JPMCB							Fee
8.04	JPMCB							Fee
9	JPMCB	Oak Ridge Corporate Partners-I, L.P., Oak Ridge Technical Center Partners-One, L.P., Oak Ridge Technical Center Partners-Two, L.P., Oak Ridge Technical Center Partners- Three, L.P., Oak Ridge Technical Center Partners-Four, L.P., Oak Ridge Technical Center Partners-Five, LLC, Oak Ridge Technical Center Partners-Six, L.P.	154,166.44	0.12000	Actual/360	No		Fee	No
9.01	JPMCB							Fee
9.02	JPMCB							Fee
10	JPMCB	PWA Continental Executive Parke, LP	156,692.01	0.15750	Actual/360	No		Fee	No
11	JPMCB	Inland Western Temecula Commons, L.L.C.	102,763.08	0.12000	Actual/360	No		Fee	No
12	JPMCB	Inland American ST Portfolio JP3, L.L.C., Inland American ST Florida Portfolio JP3, L.L.C.	114,484.95	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate
(5.420%) or ii) 218.5 basis points plus the 10 year swap yield;
but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee/Leasehold	No
12.01	JPMCB							Fee
12.02	JPMCB							Fee
12.03	JPMCB							Fee
12.04	JPMCB							Fee
12.05	JPMCB							Fee
12.06	JPMCB							Fee
12.07	JPMCB							Fee
12.08	JPMCB							Fee
12.09	JPMCB							Fee
12.10	JPMCB							Fee
12.11	JPMCB							Fee
12.12	JPMCB							Fee
12.13	JPMCB							Fee
12.14	JPMCB							Fee
12.15	JPMCB							Fee
12.16	JPMCB							Fee
12.17	JPMCB							Fee
12.18	JPMCB							Fee
12.19	JPMCB							Fee
12.20	JPMCB							Fee
12.21	JPMCB							Fee
12.22	JPMCB							Fee
12.23	JPMCB							Fee
12.24	JPMCB							Fee
12.25	JPMCB							Fee
12.26	JPMCB							Fee
12.27	JPMCB							Fee/Leasehold

Loan ID #	Originat or/Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
12.28	JPMCB							Fee
12.29	JPMCB							Fee
12.30	JPMCB							Fee
13	JPMCB	Oak Brook Kensington, L.L.C.	140,464.02	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate
(5.588%) or ii) 500 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
14	JPMCB	Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C., Inland Western Glendale Outlot D, L.L.C.	98,231.60	0.12000	Actual/360	No		Fee	No
16	JPMCB	Twenty-One SAC Self-Storage Corporation	134,953.20	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (5.800%) or ii) 390 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
16.01	JPMCB							Fee
16.02	JPMCB							Fee
16.03	JPMCB							Fee
16.04	JPMCB							Fee
16.05	JPMCB							Fee
16.06	JPMCB							Fee
16.07	JPMCB							Fee
16.08	JPMCB							Fee
16.09	JPMCB							Fee
17	JPMCB	Inland Western Southlake Corners Kimball Limited Partnership	86,500.91	0.12000	Actual/360	No		Fee	No
18	JPMCB	Parmenter 2200 West Loop, LLC	113,600.90	0.06000	Actual/360	No		Fee	No
19	JPMCB	GIT Heritage IV TX, LLC	132,307.44	0.15000	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (6.018%) or ii) 460 basis points plus the 5-year swap yield; but in no event shall the Revised Interest Rate exceed 11.018%	Fee	No
20	JPMCB	785 Market Street LLC	109,131.32	0.15000	Actual/360	No		Fee	No
21	JPMCB	BPLAST Expansion Landlord (IN) LLC	116,324.18	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate
(5.813%) or ii) 500 basis points plus the 10-year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
22	JPMCB	Inland Western Pottstown Limited Partnership	68,449.89	0.12000	Actual/360	No		Fee/Leasehold	No
24	JPMCB	Inland American Greeley Centerplace, L.L.C.	89,005.02	0.12000	Actual/360	No		Fee	No
25	JPMCB	CA Anaheim Holdings LLC	89,450.96	0.14000	Actual/360	No		Fee	No
26	JPMCB	Hertz OJP Holdings, LLC	84,254.99	0.12000	Actual/360	No		Fee	No
27	JPMCB	Inland Western Phillipsburg Greenwich, L.L.C., Inland Western Phillipsburg Greenwich II, L.L.C.	58,924.31	0.12000	Actual/360	No		Fee	No
28	JPMCB	BRI 1825 Park Ten, LLC	76,970.68	0.16000	Actual/360	No		Fee	No
29	JPMCB	21c Louisville LLC	86,508.39	0.12000	Actual/360	No		Leasehold	No
30	JPMCB	Crosstown Plaza Associates, LLC	76,626.11	0.08000	Actual/360	No		Fee	No
32	JPMCB	TNP SRT Summit Point, LLC	73,982.17	0.16000	Actual/360	No		Fee/Leasehold	No
33	JPMCB	Charlotte Auto DST, Columbus Dining DST, Dothan Discount DST, Jacksonville Mobile II DST, Jonesboro Dining DST, Lake Mary Financial DST, Norman Retail DST, Pennsauken Pharmacy DST, Plano Financial DST	66,287.58	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (5.150%) or ii) 500 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
33.01	JPMCB							Fee
33.02	JPMCB							Fee
33.03	JPMCB							Fee
33.04	JPMCB							Fee
33.05	JPMCB							Fee
33.06	JPMCB							Fee
33.07	JPMCB							Fee
33.08	JPMCB							Fee
33.09	JPMCB							Fee
35	JPMCB	JP-CB, LLC	65,153.64	0.16000	Actual/360	No		Fee	No
36	JPMCB	Inland Western Orange 440 Boston, L.L.C.	43,760.71	0.12000	Actual/360	Yes	300 basis points plus the greater of i) the Initial Interest Rate (4.818%) or ii) 500 basis points plus the 10 year swap yield; but	Fee	No

Loan ID #	Originat or/Loan Seller	Mortgagor Name	Monthly Payment	Servicing Fee Rate	Accrual Type	ARD Loan (Y/N)	Revised Rate (%)	Title Type	Crossed Collateralized Loan
							in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
38	JPMCB	Balch Springs Dining DST, Coconut Creek Financial DST, Elberta Discount DST, Homestead Dining DST, Houston Dining DST, Jacksonville Mobile I DST, Lake City Discount DST, Oklahoma City Discount DST, Tampa Discount DST	56,022.29	0.12000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate
(5.150%) or ii) 500 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee/Leasehold	No
38.01	JPMCB							Leasehold
38.02	JPMCB							Fee
38.03	JPMCB							Fee
38.04	JPMCB							Fee
38.05	JPMCB							Fee
38.06	JPMCB							Fee
38.07	JPMCB							Fee
38.08	JPMCB							Fee
38.09	JPMCB							Fee
39	JPMCB	TNP SRT Woodland West, LLC	58,749.16	0.16000	Actual/360	No		Fee	No
41	JPMCB	1530 Olympic Boulevard Ventures LLC	46,852.74	0.16000	Actual/360	Yes
300 basis points plus the greater of i) the Initial Interest Rate (5.491%) or ii) 500 basis points plus the 10 year swap yield; but in no event shall the Revised Interest Rate exceed 500 basis points plus the Initial Interest Rate
								Fee	No
44	JPMCB	Inland Turfway Commons, L.L.C.	30,507.49	0.12000	Actual/360	No		Fee	No
46	JPMCB	L&C Burlington Hospitality SPE, LLC	42,620.77	0.08000	Actual/360	No		Fee	No
49	JPMCB	Red Hat Properties - Houston L.P.	18,482.72	0.11000	Actual/360	No		Fee	No

UPFRONT ESCROW
Loan ID #	Originator /Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
1	JPMCB	Cleveland Financial Associates, LLC	HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC, HGGP Capital-BD, LLC	No	21,100	102,500	0	165,000	976,790	0	12,564,247
2	JPMCB	Arbor Place II, LLC	CBL & Associates Properties, Inc.	No	9,104	0	0	31,862	290,000	0	2,342,396
3	JPMCB	Northwoods Mall CMBS, LLC	CBL & Associates Properties, Inc.	No	6,728	0	0	43,731	407,270	0	0
4	JPMCB	Dallas NCX Properties LLC	Rosemont Realty, LLC	No	13,242	769,395	0	66,667	1,374,885	0	5,129,684
4.01	JPMCB
4.02	JPMCB
6	JPMCB	Rosemont Summit Operating LLC	Rosemont Realty, LLC	No	4,692	2,075,000	0	37,500	0	0	297,092
7	JPMCB	10 Memorial Boulevard Owner LLC	Brandon D. Kelly, Scott R. Kelly	No	3,328	118,125	0	0	91,667	4,691	30,000
8	JPMCB	Cleveland Owner Corp.	Prism Industrial Holdings LLC	No	6,575	186,806	0	16,667	184,271	8,515	1,716,667
8.01	JPMCB
8.02	JPMCB
8.03	JPMCB
8.04	JPMCB
9	JPMCB	Oak Ridge Corporate Partners-I, L.P., Oak Ridge Technical Center Partners-One, L.P., Oak Ridge Technical Center Partners-Two, L.P., Oak Ridge Technical Center Partners-Three, L.P., Oak Ridge Technical Center Partners-Four, L.P., Oak Ridge Technical Center Partners-Five, LLC, Oak Ridge Technical Center Partners-Six, L.P.	John C. Harvey, Edward J. Sussi	No	982,000	6,500	0	48,650	379,684	50,417	0
9.01	JPMCB
9.02	JPMCB
10	JPMCB	PWA Continental Executive Parke, LP	John M. Schneider	No	4,903	0	0	36,770	361,965	0	156,359
11	JPMCB	Inland Western Temecula Commons, L.L.C.	Retail Properties of America, Inc.	No	0	3,125	0	0	0	0	515,750
12	JPMCB	Inland American ST Portfolio JP3, L.L.C., Inland American ST Florida Portfolio JP3, L.L.C.	Inland American Real Estate Trust, Inc.	No	0	0	0	0	0	0	0
12.01	JPMCB
12.02	JPMCB
12.03	JPMCB
12.04	JPMCB
12.05	JPMCB
12.06	JPMCB
12.07	JPMCB
12.08	JPMCB
12.09	JPMCB
12.10	JPMCB
12.11	JPMCB
12.12	JPMCB
12.13	JPMCB
12.14	JPMCB
12.15	JPMCB
12.16	JPMCB
12.17	JPMCB
12.18	JPMCB
12.19	JPMCB
12.20	JPMCB
12.21	JPMCB
12.22	JPMCB
12.23	JPMCB

				UPFRONT ESCROW
Loan ID #	Originator /Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
12.24	JPMCB
12.25	JPMCB
12.26	JPMCB
12.27	JPMCB
12.28	JPMCB
12.29	JPMCB
12.30	JPMCB
13	JPMCB	Oak Brook Kensington, L.L.C.	Inland Private Capital Corporation	No	0	0	0	0	0	0	0
14	JPMCB	Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C., Inland Western Glendale Outlot D, L.L.C.	Retail Properties of America, Inc.	No	0	0	0	0	0	0	0
16	JPMCB	Twenty-One SAC Self-Storage Corporation	SAC Holding Corporation, Blackwater Investments, Inc.	No	220,724	100,510	0	0	207,000	0	0
16.01	JPMCB
16.02	JPMCB
16.03	JPMCB
16.04	JPMCB
16.05	JPMCB
16.06	JPMCB
16.07	JPMCB
16.08	JPMCB
16.09	JPMCB
17	JPMCB	Inland Western Southlake Corners Kimball Limited Partnership	Retail Properties of America, Inc.	No	0	0	0	0	0	0	203,880
18	JPMCB	Parmenter 2200 West Loop, LLC	Parmenter Realty Fund IV Investments, Inc.	No	2,490	0	0	23,400	119,228	0	333,227
19	JPMCB	GIT Heritage IV TX, LLC	Global Income, LP	No	2,055	8,250	0	15,100	0	0	0
20	JPMCB	785 Market Street LLC	Seligman & Associates, Inc.	No	1,400	0	0	12,500	11,741	0	643,978
21	JPMCB	BPLAST Expansion Landlord (IN) LLC	Corporate Property Associates 17 - Global Incorporated	No	0	0	0	0	0	0	0
22	JPMCB	Inland Western Pottstown Limited Partnership	Retail Properties of America, Inc.	No	0	0	0	0	0	0	0
24	JPMCB	Inland American Greeley Centerplace, L.L.C.	Inland American Real Estate Trust, Inc.	No	0	0	0	0	396,905	0	0
25	JPMCB	CA Anaheim Holdings LLC	Long Cedar Plank LLC	No	2,538,145	0	0	0	36,678	0	0
26	JPMCB	Hertz OJP Holdings, LLC	William Hertz, Isaac Hertz, Sarah Hertz	No	3,675	17,500	0	24,678	93,338	0	1,285,684
27	JPMCB	Inland Western Phillipsburg Greenwich, L.L.C., Inland Western Phillipsburg Greenwich II, L.L.C.	Retail Properties of America, Inc.	No	0	0	0	0	0	0	0
28	JPMCB	BRI 1825 Park Ten, LLC	Investment Properties Holdings (US), LLLP	No	2,716	0	0	25,000	146,796	16,533	81,065
29	JPMCB	21c Louisville LLC	Laura Lee Brown	No	38,003	0	0	0	56,212	69,573	45,825
30	JPMCB	Crosstown Plaza Associates, LLC	Andrew Brock, Peter Brock	No	2,055	0	0	100,000	120,034	0	500,000
32	JPMCB	TNP SRT Summit Point, LLC	TNP Strategic Retail Trust, Inc.	No	1,918	10,000	0	7,083	35,345	0	563,000
33	JPMCB	Charlotte Auto DST, Columbus Dining DST, Dothan Discount DST, Jacksonville Mobile II DST, Jonesboro Dining DST, Lake Mary Financial DST, Norman Retail DST, Pennsauken Pharmacy DST, Plano Financial DST	Inland Private Capital Corporation	No	0	0	0	0	0	0	0
33.01	JPMCB
33.02	JPMCB
33.03	JPMCB
33.04	JPMCB
33.05	JPMCB
33.06	JPMCB
33.07	JPMCB
33.08	JPMCB
33.09	JPMCB
35	JPMCB	JP-CB, LLC	Mark D. Jordan	No	2,819	24,481	0	0	0	8,649	680,992
36	JPMCB	Inland Western Orange 440 Boston, L.L.C.	Retail Properties of America, Inc.	No	0	0	0	0	0	0	0
38	JPMCB	Balch Springs Dining DST, Coconut Creek Financial	Inland Private Capital Corporation	No	0	0	0	0	0	0	0

				UPFRONT ESCROW
Loan ID #	Originator /Loan Seller	Mortgagor Name	Guarantor	Letter of Credit	Upfront CapEx Reserve	Upfront Eng. Reserve	Upfront Envir. Reserve	Upfront TI/LC Reserve	Upfront RE Tax Reserve	Upfront Ins. Reserve	Upfront Other Reserve
		DST, Elberta Discount DST, Homestead Dining DST, Houston Dining DST, Jacksonville Mobile I DST, Lake City Discount DST, Oklahoma City Discount DST, Tampa Discount DST
38.01	JPMCB
38.02	JPMCB
38.03	JPMCB
38.04	JPMCB
38.05	JPMCB
38.06	JPMCB
38.07	JPMCB
38.08	JPMCB
38.09	JPMCB
39	JPMCB	TNP SRT Woodland West, LLC	TNP Strategic Retail Trust, Inc.	No	5,431	25,875	0	10,500	70,050	0	0
41	JPMCB	1530 Olympic Boulevard Ventures LLC	Wai Yee Lee Yick	No	200	12,500	0	0	11,556	4,694	0
44	JPMCB	Inland Turfway Commons, L.L.C.	INP Retail, L.P.	No	0	0	0	0	0	0	0
46	JPMCB	L&C Burlington Hospitality SPE, LLC	Jeffrey D. Long, Jerry D. Cox	No	8,700	2,250	0	0	7,187	2,387	1,890,000
49	JPMCB	Red Hat Properties - Houston L.P.	Kenneth High, Ann Maureen King, Thomas Pecht	No	605	0	0	0	14,064	0	0

PERIODIC ESCROW
Grace Period
Loan ID #	Originator /Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash- Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date	Senior Participation Interest
1	JPMCB	Cleveland Financial Associates, LLC	21,100	0	165,000	255,356	0	0	0	Yes	Office	Yes	Actual/360		No
2	JPMCB	Arbor Place II, LLC	9,104	0	31,862	47,433	0	0	5	Yes	Retail	No	Actual/360		No
3	JPMCB	Northwoods Mall CMBS, LLC	6,728	0	43,731	101,817	0	0	5	Yes	Retail	No	Actual/360		No
4	JPMCB	Dallas NCX Properties LLC	13,242	0	66,667	130,345	0	0	0	Yes	Office	Yes	Actual/360		No
4.01	JPMCB										Office				No
4.02	JPMCB										Office				No
6	JPMCB	Rosemont Summit Operating LLC	4,692	0	37,500	130,356	0	0	0	Yes	Office	Yes	Actual/360		No
7	JPMCB	10 Memorial Boulevard Owner LLC	3,328	0	0	91,667	4,691	30,000	0	No	Office	No	Actual/360	04/01/42	No
8	JPMCB	Cleveland Owner Corp.	6,575	0	16,667	62,318	1,064	16,667	0	Yes	Industrial	No	Actual/360		No
8.01	JPMCB										Industrial				No
8.02	JPMCB										Industrial				No
8.03	JPMCB										Industrial				No
8.04	JPMCB										Industrial				No
9	JPMCB	Oak Ridge Corporate Partners-I, L.P., Oak Ridge Technical Center Partners-One, L.P., Oak Ridge Technical Center Partners-Two, L.P., Oak Ridge Technical Center Partners-Three, L.P., Oak Ridge Technical Center Partners- Four, L.P., Oak Ridge Technical Center Partners-Five, LLC, Oak Ridge Technical Center Partners-Six, L.P.	7,483	0	48,650	52,812	4,201	0	0	Yes	Office	No	Actual/360		No
9.01	JPMCB										Office				No
9.02	JPMCB										Office				No
10	JPMCB	PWA Continental Executive Parke, LP	4,903	0	36,770	60,328	0	0	0	Yes	Mixed Use	No	Actual/360		No
11	JPMCB	Inland Western Temecula Commons, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
12	JPMCB	Inland American ST Portfolio JP3, L.L.C., Inland American ST Florida Portfolio JP3, L.L.C.	0	0	0	0	0	0	0	Yes	Retail	No	Actual/360	07/01/31	No
12.01	JPMCB										Retail				No
12.02	JPMCB										Retail				No
12.03	JPMCB										Retail				No
12.04	JPMCB										Retail				No
12.05	JPMCB										Retail				No
12.06	JPMCB										Retail				No
12.07	JPMCB										Retail				No
12.08	JPMCB										Retail				No
12.09	JPMCB										Retail				No
12.10	JPMCB										Retail				No
12.11	JPMCB										Retail				No
12.12	JPMCB										Retail				No
12.13	JPMCB										Retail				No
12.14	JPMCB										Retail				No
12.15	JPMCB										Retail				No
12.16	JPMCB										Retail				No
12.17	JPMCB										Retail				No
12.18	JPMCB										Retail				No
12.19	JPMCB										Retail				No
12.20	JPMCB										Retail				No
12.21	JPMCB										Retail				No
12.22	JPMCB										Retail				No
12.23	JPMCB										Retail				No

			PERIODIC ESCROW
									Grace Period
Loan ID #	Originator /Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash- Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date	Senior Participation Interest
12.24	JPMCB										Retail				No
12.25	JPMCB										Retail				No
12.26	JPMCB										Retail				No
12.27	JPMCB										Retail				No
12.28	JPMCB										Retail				No
12.29	JPMCB										Retail				No
12.30	JPMCB										Retail				No
13	JPMCB	Oak Brook Kensington, L.L.C.	0	0	0	0	0	0	0	Yes	Office	No	Actual/360	10/01/24	No
14	JPMCB	Inland Western Glendale, L.L.C., Inland Western Glendale Peoria II, L.L.C., Inland Western Glendale Outlot D, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
16	JPMCB	Twenty-One SAC Self-Storage Corporation	8,904	0	0	0	0	0	0	Yes	Self Storage	Yes	Actual/360	04/01/32	No
16.01	JPMCB										Self Storage				No
16.02	JPMCB										Self Storage				No
16.03	JPMCB										Self Storage				No
16.04	JPMCB										Self Storage				No
16.05	JPMCB										Self Storage				No
16.06	JPMCB										Self Storage				No
16.07	JPMCB										Self Storage				No
16.08	JPMCB										Self Storage				No
16.09	JPMCB										Self Storage				No
17	JPMCB	Inland Western Southlake Corners Kimball Limited Partnership	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
18	JPMCB	Parmenter 2200 West Loop, LLC	2,490	0	23,400	59,614	0	18,750	5	Yes	Office	No	Actual/360		No
19	JPMCB	GIT Heritage IV TX, LLC	2,055	0	15,100	64,262	0	0	0	Yes	Office	No	Actual/360	09/01/18	No
20	JPMCB	785 Market Street LLC	1,400	0	12,500	11,741	0	0	0	Yes	Office	No	Actual/360		No
21	JPMCB	BPLAST Expansion Landlord (IN) LLC	0	0	0	0	0	0	0	No	Industrial	No	Actual/360	12/01/32	No
22	JPMCB	Inland Western Pottstown Limited Partnership	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
24	JPMCB	Inland American Greeley Centerplace, L.L.C.	0	0	0	37,801	0	0	0	Yes	Retail	No	Actual/360		No
25	JPMCB	CA Anaheim Holdings LLC	29,576	0	0	36,677	0	0	0	Yes	Hotel	No	Actual/360		No
26	JPMCB	Hertz OJP Holdings, LLC	3,675	0	24,768	46,669	0	0	0	No	Office	No	Actual/360		No
27	JPMCB	Inland Western Phillipsburg Greenwich, L.L.C., Inland Western Phillipsburg Greenwich II, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
28	JPMCB	BRI 1825 Park Ten, LLC	2,716	0	25,000	36,699	8,292	0	0	Yes	Office	No	Actual/360		No
29	JPMCB	21c Louisville LLC	1/12 of 4% of Gross Income	0	0	14,053	9,939	15,275	0	Yes	Hotel	No	Actual/360		No
30	JPMCB	Crosstown Plaza Associates, LLC	2,055	0	12,000	29,881	0	0	0	Yes	Retail	No	Actual/360		No
32	JPMCB	TNP SRT Summit Point, LLC	1,918	0	7,083	11,782	0	1/12 of the Ground Rent for the ensuing twelve months to pay all such Ground Rent	0	Yes	Retail	No	Actual/360		No
33	JPMCB	Charlotte Auto DST, Columbus Dining DST, Dothan Discount DST, Jacksonville Mobile II DST, Jonesboro Dining DST, Lake Mary Financial DST, Norman Retail DST, Pennsauken Pharmacy DST, Plano Financial	0	0	0	0	0	0	0	No	Various	No	Actual/360	04/01/32	No

PERIODIC ESCROW
Grace Period
Loan ID #	Originator /Loan Seller	Mortgagor Name	Monthly Capex Reserve	Monthly Envir. Reserve	Monthly TI/LC Reserve	Monthly RE Tax Reserve	Monthly Ins. Reserve	Monthly Other Reserve	(Late Payment)	Cash- Management Agreement or Lockbox In-place	General Property Type	Defeasance Permitted	Interest Accrual Period	Final Maturity Date	Senior Participation Interest
DST
33.01	JPMCB										Retail				No
33.02	JPMCB										Retail				No
33.03	JPMCB										Other				No
33.04	JPMCB										Retail				No
33.05	JPMCB										Retail				No
33.06	JPMCB										Retail				No
33.07	JPMCB										Retail				No
33.08	JPMCB										Retail				No
33.09	JPMCB										Retail				No
35	JPMCB	JP-CB, LLC	2,819	0	0	6,335	1,266	0	0	Yes	Office	No	Actual/360		No
36	JPMCB	Inland Western Orange 440 Boston, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360	12/01/26	No
38	JPMCB	Balch Springs Dining DST, Coconut Creek Financial DST, Elberta Discount DST, Homestead Dining DST, Houston Dining DST, Jacksonville Mobile I DST, Lake City Discount DST, Oklahoma City Discount DST, Tampa Discount DST	0	0	0	0	0	0	0	No	Various	No	Actual/360	04/01/32	No
38.01	JPMCB										Other				No
38.02	JPMCB										Retail				No
38.03	JPMCB										Retail				No
38.04	JPMCB										Retail				No
38.05	JPMCB										Retail				No
38.06	JPMCB										Retail				No
38.07	JPMCB										Retail				No
38.08	JPMCB										Retail				No
38.09	JPMCB										Retail				No
39	JPMCB	TNP SRT Woodland West, LLC	5,431	0	10,500	23,350	0	0	0	Yes	Retail	No	Actual/360		No
41	JPMCB	1530 Olympic Boulevard Ventures LLC	200	0	0	11,556	2,347	0	0	Yes	Retail	No	Actual/360	01/01/27	No
44	JPMCB	Inland Turfway Commons, L.L.C.	0	0	0	0	0	0	0	No	Retail	No	Actual/360		No
46	JPMCB	L&C Burlington Hospitality SPE, LLC	4% of Gross Income from Operations for calendar month 2 months prior to monthly payment date	0	0	7,187	2,387	0	0	Yes	Hotel	No	Actual/360		No
49	JPMCB	Red Hat Properties - Houston L.P.	605	0	0	7,032	0	0	0	No	Self Storage	Yes	Actual/360		No

EXHIBIT B

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

1.           Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or this Agreement.

2.           Whole Loan; Ownership of Mortgage Loans. Except with respect to each participation, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each participation is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to participations) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to participations), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.           Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.           Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.           Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.           Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither borrower nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 5, 2012.

7.           Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Seller constitutes a legal, valid and binding endorsement or assignment from the Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.           Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.           Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.           Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.           Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC 1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC 1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC 2 or UCC 3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.           Condition of Property. The Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.           Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.           Condemnation. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.           Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.           Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.           No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.           Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Service (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Service in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related

Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Seller.

19.           Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.           No Encroachments. To the Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.           No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Seller.

22.           REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.           Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.           Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.           Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, and except in connection with a trustee’s sale after a default by the related Mortgagor, no fees are payable to such trustee except for de minimis fees paid.

26.           Local Law Compliance. To the Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.           Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

28.           Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of rents, insurance proceeds or condemnation awards, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.           Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a state or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties, other than in compliance with the REMIC Provisions.

30.           Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.           Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.           Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any companion interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the mortgagee relative to such transfer or encumbrance.

33.           Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.           Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.           Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD loans and situations where default interest is imposed.

36.           Ground Leases. For purposes of this Agreement, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other agreement received from the ground lessor in favor of the Seller, its successors and assigns, the Seller represents and warrants that:

(A)          The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)          The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)           The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)           The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)           The ground lease does not place commercially unreasonable restrictions on the identity of the lender and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)           The Seller has not received any written notice of default under or notice of termination of such ground lease. To the Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)           The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)           A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)            The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(J)            Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)          In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)          Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.           Servicing. The servicing and collection practices used by the Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Seller’s customary commercial mortgage servicing practices.

38.           ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the Excess Cash Flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all Excess Cash Flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.           Rent Rolls; Operating Histories. The Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related

Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

40.           No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in Exhibit C to this Agreement. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.           Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.           Organization of Mortgagor. The Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.           Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by Environmental Laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all Environmental Laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable Environmental Laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with Environmental Laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable Environmental Laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to this Agreement, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the

“Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.           Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Seller’s knowledge, each lease represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.           Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.           Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to this Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.           Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the pool of Mortgage Loans.

48.           Advance of Funds by the Seller. No advance of funds has been made by the Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.           Compliance with Anti-Money Laundering Laws. The Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.           Litigation. Whether or not a Mortgage Loan was originated by the Seller, to the Seller’s knowledge, with respect to each Mortgage Loan originated by the Seller and each Mortgage Loan originated by any Person other than the Seller, as of the date of origination of the related Mortgage Loan, and, to the Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Seller’s knowledge including but not limited to any written notices from or on behalf of the borrower.

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Seller, provided that the Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

EXHIBIT C

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
5	Hilton Suites Anaheim (Loan No. 25)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  Pursuant to the terms of the comfort letter, the related licensor will recognize the Trust, provided the Seller notifies such licensor within thirty 30 days of assignment of the related mortgage loan to the trust.

5	Courtyard Burlington Taft Corners (Loan No. 46)
(Hospitality Provisions) – A comfort letter was issued for the benefit of lender.  The comfort letter is not assignable.  Pursuant to the terms of the comfort letter, the trust may obtain a replacement letter upon request within 90 days of assignment of the related mortgage loan to the trust.

7	Urban Outfitters Walnut Creek (Loan No. 41)
(Lien; Valid Assignment) – There is a pre-existing Deferred Improvement Agreement and Lien for Pedestrian Access Easement with the City of Walnut Creek which is a prior lien on the related Mortgaged Property.  The related Mortgagor is responsible for the cost and completion of all work under the Deferred Improvement Agreement and these obligations are recourse liabilities of the related Mortgagor and guarantor if they are not completed.

8	SunTrust Bank Portfolio III (Loan No. 12)
(Permitted Liens; Title Insurance) – The Title Policies issued in connection with the individual related Mortgaged Properties located in the State of North Carolina reflect that current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related Mortgage Loan documents, the related tenant at the Mortgaged Properties pays any and all taxes.

8	21 SAC (Loan No. 16)
(Permitted Liens; Title Insurance) – For the related Mortgaged Properties located in California and Arizona, current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related Mortgage Loan documents, the related Mortgagor must pay any and all property taxes ten (10) days prior to the taxes becoming delinquent.

The related Mortgaged Properties and equity owner of the related Mortgagor are subject to a pending shareholder

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
derivative lawsuit filed by an affiliate of such equity owner. Further detail is provided in the litigation disclosure for the related mortgage loan in this free writing prospectus.
8	Berry Plastics Expansion (Loan No. 21)
(Permitted Liens; Title Insurance) – The related Title Policy reflects that current property taxes are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related Mortgage Loan documents, the related tenant at the related Mortgaged Property pays any and all taxes.

8	Centerplace of Greeley (Loan No. 24)
(Permitted Liens; Title Insurance) – The related Title Policy reflects that current property taxes and assessments are a lien now due and payable, but such current taxes are not yet delinquent.  Pursuant to the terms of the related Mortgage Loan documents, funds are being escrowed monthly for payment of any and all taxes and assessments.

8	Urban Outfitters Walnut Creek (Loan No. 41)
(Permitted Liens; Title Insurance) – There is a pre-existing Deferred Improvement Agreement and Lien for Pedestrian Access Easement with the City of Walnut Creek which is a prior lien on the related Mortgaged Property.  A recourse carve-out indemnity has been added to the related Mortgage Loan documents to mitigate risk.

9	2200 West Loop (Loan No. 18)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related Mortgage Loan documents, the owners of the Transferee, as defined in the related Mortgage Loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related Mortgage Loan documents are satisfied.

9	Heritage Commons IV (Loan No. 19)	(Junior Liens) – There is a $4,000,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
9	Hilton Suites Anaheim (Loan No. 25)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related Mortgage Loan documents, the owners of the Transferee, as defined in the related Mortgage Loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
forth in the related Mortgage Loan documents are satisfied.
9	One Park Ten Plaza (Loan No. 28)
(Junior Liens) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related Mortgage Loan documents, the owners of the Transferee, as defined in the related Mortgage Loan documents, shall be permitted to obtain a mezzanine loan secured by ownership interests in the Transferee provided the requirements set forth in the related Mortgage Loan documents are satisfied.

9	IPCC National Retail Portfolio A (Loan No. 33)
(Junior Liens) – There is a $6,505,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio B mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan.

9	IPCC National Retail Portfolio B (Loan No. 38)
(Junior Liens) – There is a $5,400,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio A mortgage loan.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
9	Woodland West Marketplace (Loan No. 39)	(Junior Liens) – There is a $1,300,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
12	Town Square Plaza (Loan No. 22)
(Condition of Property) – No escrows were established for items not designated as life and safety repairs.  The estimated cost of non-life and safety repairs is $64,100.00.  If the related Mortgagor has not delivered to lender, on or before the date that is six (6) months from the related mortgage loan closing date (or, if the related Mortgagor is diligently pursuing completion of such repairs and lender has granted an extension, on or before the date that is twelve (12) months from the related mortgage loan closing date), photographic or such other reasonable evidence and an officer’s certificate certifying that the required repairs have been completed, the related mortgagor shall immediately deposit with lender $80,125.00, which amount is equal to 125% of the cost of such required repairs.

12	Home Depot Plaza (Loan No. 36)
(Condition of Property) – No escrows were established for items not designated as life and safety repairs.  The estimated cost of non-life and safety repairs is $98,000.00.  If the related Mortgagor has not delivered to lender, on or before the date that is six (6) months from the related mortgage loan closing date (or, if the related Mortgagor is diligently pursuing completion of such repairs and lender has granted an extension, on or before the date that is twelve (12) months from the related mortgage loan closing date), photographic or such other reasonable evidence and an officer’s certificate certifying that the required repairs have been completed, the related mortgagor shall immediately deposit with lender $122,500.00, which amount is equal to 125% of the cost of such required repairs.

13	21 SAC (Loan No. 16)
(Taxes and Assessments) – For the related Mortgaged Properties located in California and Arizona, property taxes for 2011/2012 are a lien due and payable, but not yet delinquent.  Pursuant to the terms of the related Mortgage Loan documents, the related Mortgagor must pay any and all property taxes ten (10) days prior to the taxes becoming delinquent.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
14	Crosstown Plaza (Loan No. 30)
(Condemnation) – The County of Palm Beach, State of Florida, Board of County Commissioners proposes a condemnation of approximately a 5-foot wide unimproved strip of the Mortgaged Property for the purpose of widening the turning radius from Community Drive to Military Trail.  If following the release, the loan to value ratio is greater than 125%, the principal balance of the related mortgage loan must be paid down by the least of (i) the net condemnation proceeds, (ii) the fair market value of the released property at the time of the release, or (iii) an amount such that the loan to value ratio does not increase after the release, unless lender receives a REMIC compliance opinion.

15	200 Public Square (Loan No. 1)
(Actions Concerning Mortgage Loan) – The related Mortgagor is subject to the following litigation:  Cleveland Banquets, LLC et al. v. Cleveland Financial Assoc., LLC, No. 1:11 CV 1253 (N.D. Ohio, Eastern Div.).  The complaint filed by the former operator of the food services operations at the related Mortgaged Property alleged (1) breach of contract (management agreement), (2) bad faith breach of contract (management agreement), (3) promissory estoppel, (4) unjust enrichment, (5) tortious interference with prospective business relationships, (6) conspiracy, and (7) defamation and seeks damages in the amount of $13,000,000.  The related Mortgage Loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages from such litigation.

15	21 SAC (Loan No. 16)
(Actions Concerning Mortgage Loan) – The related Mortgaged Properties and equity owner of the related Mortgagor are subject to a pending shareholder derivative lawsuit filed by an affiliate of such equity owner.  Such action may affect, among other things, title to the related Mortgaged Properties.  Further detail is provided in the litigation disclosure for the related mortgage loan in this free writing prospectus.

18	200 Public Square (Loan No. 1)	(Insurance) – Business interruption or rental loss insurance does not cover the actual loss sustained during renovation.
18	Arbor Place Mall (Loan No. 2)	(Insurance) – (A) If more than one (1) but less than five (5) insurance companies issue the policies required by the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

related Mortgage Loan documents, then at least seventy-five percent (75%) of the applicable insurance coverage represented by the Policies required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency, or (B) if five (5) or more insurance companies issue the policies required by the related Mortgage Loan documents, then at least sixty percent (60%) of the applicable insurance coverage required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency.  Notwithstanding the foregoing, lender acknowledges and agrees Pennsylvania Manufacturers’ Association shall be an acceptable carrier for general liability insurance, provided Pennsylvania Manufacturers’ Association maintain a rating of “A3” or better by Moody’s; and (ii) FM Global companies shall be acceptable insurers on the related Mortgaged Property provided FM Global companies maintain a minimum rating of “AA” or better by Fitch, but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies shall be acceptable insurers provided FM Global companies are (i) not in the primary position; and (ii) FM Global companies provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers.

18	Northwoods Mall (Loan No. 3)
(Insurance) – (A) If more than one (1) but less than five (5) insurance companies issue the policies required by the related Mortgage Loan documents, then at least seventy-five percent (75%) of the applicable insurance coverage represented by the policies required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency, or (B) if five (5) or more insurance companies issue the policies required by the related Mortgage Loan documents, then at least sixty percent (60%) of the applicable insurance coverage required must be provided by insurance companies having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A2” or better by Moody’s or its equivalent by another Rating Agency, and the balance of the coverage must be provided by insurance companies having a credit rating of “BBB+” by Moody’s or its equivalent by another Rating Agency.  Notwithstanding the foregoing, lender acknowledges and agrees Pennsylvania Manufacturers’ Association shall be an acceptable carrier for general liability insurance, provided Pennsylvania Manufacturers’ Association maintain a rating of “A3” or better by Moody’s; and (ii) FM Global companies shall be acceptable insurers on the related Mortgaged Property provided FM Global companies maintain a minimum rating of “AA” or better by Fitch, but if FM Global is downgraded but is still rated “BBB” or better by S&P or Fitch, FM Global companies shall be acceptable insurers provided FM Global companies are (i) not in the primary position; and (ii) FM Global companies provide less than twenty-five percent (25%) of total coverage if there are four (4) or fewer carriers or forty percent (40%) if there are five (5) or more carriers.

18	8080 & 9400 North Central Expressway (Loan No. 4)
(Insurance) – The Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related Mortgage Loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
requirements set forth in the related Mortgage Loan documents.
18	The Summit Las Colinas (Loan No. 6)
(Insurance) – The Liberty Mutual companies (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), Alterra (having a rating of A- with S&P and A:XV with Best’s Insurance Reports), and Landmark American (not rated by S&P and having a rating of A:XIII with Best’s Insurance Reports) shall be deemed to meet the requirements set forth in the related Mortgage Loan documents provided that they maintain such current ratings and are not downgraded or withdrawn.  In the event of either a downgrade or withdrawal, the then-current policies must be replaced within thirty (30) days of such downgrade or withdrawal with insurance companies meeting the requirements set forth in the related Mortgage Loan documents.

18	Commons at Temecula (Loan No. 11)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	SunTrust Bank Portfolio III (Loan No. 12)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

Lender has accepted the casualty insurance coverage provided by the tenant notwithstanding that pursuant to each lease, the tenant has a conditional right to terminate such

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

lease following a material casualty and thereafter would not have an obligation to rebuild the improvements.  Lender has accepted such coverage because guarantor has provided to lender coverage pursuant to a “difference in conditions” policy that insures such improvements in accordance with the related Mortgage Loan documents in the event that the coverage provided by the tenant is ineffective upon termination of the applicable tenant lease or is otherwise deficient.  So long as the applicable lease shall remain in effect, the related Mortgagor shall, or shall cause guarantor to provide such “difference in conditions” coverage at all times with respect to the applicable individual Mortgaged Property, which coverage shall be identical in all material respects to the coverage in effect as of the date hereof (or otherwise acceptable to lender).

18	Ace Hardware Headquarters (Loan No. 13)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion.

If Ace Hardware provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related Mortgage Loan documents, provided that (x) such insurance shall provide for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), (y) such insurance shall name each of the related Mortgagor and lender as an additional insured, and (z) the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under the Ace Hardware lease beyond the expiration of any applicable notice and cure periods, (ii) the Ace Hardware lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Ace Hardware premises as required pursuant to the related Mortgage Loan documents.  In the event that the insurance coverage provided by Ace Hardware is ineffective upon termination of the Ace Hardware lease or otherwise fails to satisfy the requirements

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

of the related Mortgage Loan documents, in whole or in part, the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the Tenant’s premises in accordance with the terms of the related Mortgage Loan documents.

18	Peoria Crossing (Loan No. 14)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

The related Mortgagor’s obligation to maintain insurance with respect to the related Mortgaged Property is satisfied if (i) Kohl’s provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its premises, provided, that the Tenant Insurance Conditions are satisfied.  The “Tenant Insurance Conditions” are that (i) the Kohl’s lease has not expired or been terminated and is in full force and effect, (ii) no event of default shall exist, and (iii) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Kohl’s premises as required pursuant to the related Mortgage Loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that Kohl’s maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy that insures the Kohl’s premises in accordance with the related Mortgage Loan documents.

18	Southlake Corners (Loan	(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
No. 17)
flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

If BB&T provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related Mortgage Loan documents, provided that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) [intentionally omitted], (ii) BB&T’s lease has not expired or been terminated and is in full force and effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to BB&T’s premises as required pursuant to the related Mortgage Loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that BB&T maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy that insures BB&T’s premises in accordance with the terms of the related Mortgage Loan documents.

18	Berry Plastics Expansion (Loan No. 21)
(Insurance) – So long as (i) the Berry Plastics Lease is in full force and effect and there are no amendments therein to Paragraph 16 (Insurance) or any provisions related to or connected to insurance under the Berry Plastics Lease, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the Berry Plastics Lease, and (iii) lender is named as mortgagee, additional insured,

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

and/or loss payee as required under the Berry Plastics Lease, then the deductible under the comprehensive all risk “special form” insurance shall be acceptable to lender so long as it does not exceed $250,000.

In the event of a conflict between the terms and conditions of the Berry Plastics Lease and the related Mortgage Loan documents related to restoration of the related Mortgaged Property after a casualty or condemnation, then the terms of the Berry Plastics Lease shall control.

18	Town Square Plaza (Loan No. 22)
(Insurance) The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000.00 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	Centerplace of Greeley (Loan No. 24)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by at least two (2) of the Rating Agencies including, (i) S&P, (ii) Fitch, and (iii) Moody’s, if Moody’s is rating the Securities.  Notwithstanding the foregoing, related Mortgagor shall be permitted to maintain insurance that is issued by Maiden Specialty Insurance Company for so

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

long as (x) the claims paying ability of Maiden Specialty Insurance Company is rated “BBB+” or above by S&P and (y) the coverage limit and placement secured through Maiden Specialty Insurance Company does not increase more than $7,500,000 within the excess $50,000,000 layer over the primary $50,000,000 layer.

18	Hilton Suites Anaheim (Loan No. 25)
(Insurance) – For multilayered policies, if four (4) or fewer insurance companies issue the policies, then at least seventy-five percent (75%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB” or if five (5) or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

18	Greenwich Center (Loan No. 27)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

18	Crosstown Plaza (Loan No. 30)
(Insurance) – Pursuant to the related Mortgage Loan documents lender shall accept Seneca Insurance Company, currently unrated by the Rating Agencies and rated A:VIII in the Best’s Insurance Reports, as the related Mortgagor’s general liability insurance carrier until the renewal of such policy in July, 2012 (the “GL Policy Renewal Date”).  Upon the GL Policy Renewal Date, all Policies (including the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
general liability policy) shall be required to comply with the terms of the related Mortgage Loan documents.
18	IPCC National Retail Portfolio A (Loan No. 33)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion

If (i) a tenant provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements (including, without limitation, naming Lender as an additional insured or loss payee, as applicable), or (ii) a tenant (or the corporate guarantor of such tenant’s Lease) with a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with its lease (without exclusion for any risk required to be insured under the related Mortgage Loan documents), such insurance or self-insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related Mortgage Loan documents, provided, that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance Conditions” shall mean that (i) no default shall exist under such tenant’s lease beyond the expiration of any applicable notice and cure periods, (ii) the tenant’s lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, (iv) subject to the related Mortgage Loan documents, the related Mortgagor timely provides to Lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant to the related Mortgage Loan documents, and (v) the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.  Notwithstanding the forgoing, lender shall accept self-insurance from the tenant at the RBC Individual Property without obtaining a “difference in conditions” policy from the related Mortgagor.  In connection with the foregoing provisions the related Mortgagor shall use commercially reasonable efforts to provide evidence reasonably satisfactory to lender of payment of the insurance premiums by the applicable tenant in accordance with the related Mortgage Loan documents; provided, however, if lender shall have received evidence

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

reasonably satisfactory to lender that such policies are in full force and effect in accordance with the related Mortgage Loan documents, any failure by the related Mortgagor to deliver such evidence of payment by tenant shall not constitute a default or event of default.

The related Mortgage Loan documents also provide that if a tenant leases all or substantially all of a building located on any related Mortgaged Property, upon a casualty or condemnation and satisfaction of other conditions, including no lease default, if the related lease requires restoration of the improvements, the related lease governs and controls in the event of a conflict with the related Mortgage Loan documents.  Certain leases at the related Mortgaged Properties are silent as to proceeds being held by lender or lender’s trustee or may require such proceeds to be paid to the related tenant for the tenant’s restoration of the improvements.

18	Home Depot Plaza (Loan No. 36)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood coverage and $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the related Mortgaged Property, whichever is higher.

The policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A” or better by S&P, or by a syndicate of insurers through which at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that all such carriers shall have claims paying ability ratings of not less than “BBB” by S&P).

If Home Depot provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its premises (including, without limitation, naming lender as an additional insured or loss payee, as applicable), such insurance shall satisfy the related Mortgagor’s obligations as to insurance in the related Mortgage Loan documents, provided that the Tenant Insurance Conditions are satisfied.  For purposes hereof, “Tenant Insurance

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Conditions” shall mean that (i) intentionally omitted, (ii) the Home Depot lease has not expired or been terminated and is in full force and effect, (iii) no event of default shall exist, and (iv) the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the Home Depot premises as required pursuant to the related Mortgage Loan documents and, prior to the expiration thereof, evidence satisfactory to lender of payment of the premiums due thereunder.  At any time that Home Depot maintains insurance coverage, the related Mortgagor shall, or shall cause guarantor to, maintain a “difference in conditions” policy (the “DIC Policy”) that insures the Home Depot premises in accordance with the terms of the related Mortgage Loan documents.  Notwithstanding the foregoing, lender shall accept insurance provided by Home Depot notwithstanding its deductible of Five Million and No/100 Dollars ($5,000,000.00) so long as (A) Home Depot (or the corporate guarantor of the Home Depot lease) maintains a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency), (B) the Tenant Insurance Conditions continue to be satisfied, and (C) the related Mortgagor (or guarantor, as applicable) continues to maintain the DIC Policy.

18	IPCC National Retail Portfolio B (Loan No. 38)
(Insurance) – With respect to windstorm coverage, and including loss caused directly by the peril of flood occurring in conjunction with a “Named Windstorm”, the deductible shall be satisfactory to lender in its sole discretion

If (i) a tenant provides insurance satisfying the requirements of the related Mortgage Loan documents with respect to its improvements (including, without limitation, naming lender as an additional insured or loss payee, as applicable), or (ii) a tenant (or the corporate guarantor of such tenant’s lease) with a credit rating issued by S&P (or another Rating Agency) of BBB- or better (and no rating of less than BBB- or the equivalent issued by any Rating Agency) self-insures in accordance with its lease (without exclusion for any risk required to be insured under the related Mortgage Loan documents), such insurance or self-insurance shall satisfy the related Mortgagor’s obligations as to insurance under the related Mortgage Loan documents, provided, that the Tenant Insurance Conditions are satisfied.  For purposes hereof,

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

“Tenant Insurance Conditions” shall mean that (i) no default shall exist under such tenant’s lease beyond the expiration of any applicable notice and cure periods, (ii) the tenant’s lease has not expired or been terminated and is in effect, (iii) no event of default shall exist, (iv) subject to the related Mortgage Loan documents, the related Mortgagor timely provides to lender satisfactory evidence of all required insurance as to the tenant’s premises as required pursuant to the related Mortgage Loan documents, and (v) the related Mortgagor shall, or shall cause guarantor to, provide a “difference in conditions” policy that insures the tenant’s premises in accordance with the terms of the related Mortgage Loan documents.  In connection with the foregoing, the related Mortgagor shall use commercially reasonable efforts to provide evidence reasonably satisfactory to lender of payment of the insurance premiums by the applicable tenant in accordance with the related Mortgage Loan documents; provided, however, if lender shall have received evidence reasonably satisfactory to lender that such policies are in full force and effect in accordance with the related Mortgage Loan documents, any failure by the related Mortgagor to deliver such evidence of payment by tenant shall not constitute a default or event of default.

The related Mortgage Loan documents also provide that if a tenant leases all or substantially all of a building located on any related Mortgaged Property, upon a casualty or condemnation and satisfaction of other conditions, including no lease default, if the related lease requires restoration of the improvements, the related lease governs and controls in the event of a conflict with the related Mortgage Loan documents.  Certain leases at the related Mortgaged Properties are silent as to proceeds being held by lender or lender’s trustee or may require such proceeds to be paid to the related tenant for the tenant’s restoration of the improvements.

18	Turfway Commons (Loan No. 44)
(Insurance) – The related Mortgagor may maintain all-risk insurance with a deductible that does not exceed $10,000 for flood insurance and does not exceed $100,000 for all such insurance coverage and a windstorm deductible of $250,000 or 5% of the insured value of the Mortgaged Property, whichever is higher.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
One Park Ten Plaza (Loan No. 28)
(Local Law Compliance) – The zoning report indicates one open violation with the City of Houston Inspection Report.  The related Mortgage Loan documents obligate the related Mortgagor to remedy the open violation.

28	8080 & 9400 North Central Expressway (Loan No. 4)
(Recourse Obligations) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related Mortgage Loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

28	The Summit Las Colinas (Loan No. 6)
(Recourse Obligations) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related Mortgage Loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

Liability for losses and damages for material physical waste is limited to the extent that lender has not made funds available for operations and maintenance of the related Mortgaged Property following an event of default.

28	GTECH Center (Loan No. 7)
(Recourse Obligations) – Liabilities for losses for misapplication or conversion of insurance proceeds, condemnation awards, rents following an event of default or rents paid more than one month in advance are limited to misappropriations in violation of the terms of the related Mortgage Loan documents or conversion.  Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than eighteen (18) months after the date that the related mortgage loan has been paid in full.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Liabilities for loss and damages for material physical waste is limited to intentional material physical waste of the related Mortgaged Property.
28	Interventure Industrial Portfolio (Loan No. 8)
(Recourse Obligations) – Liability for losses and damages for material physical waste excludes waste caused by the insufficiency of cash flow generated by the related Mortgaged Property and made available to the related Mortgagor.

28	Oak Ridge Office Portfolio (Loan No. 9)
(Recourse Obligations) – If indemnitor shall deliver to indemnified parties, following full repayment of the related mortgage loan, a Phase I environmental assessment acceptable to lender and any applicable Ratings Agencies, which does not indicate any environmental conditions relating to Hazardous Substances at an Individual Mortgaged Property in violation of any Environmental Law, such obligations and liabilities as to such individual Mortgaged Property shall only survive for a period of five (5) years following the full repayment of the related mortgage loan.

28	Berry Plastics Expansion (Loan No. 21)
(Recourse Obligations) – Liability for losses and damages for material physical waste is limited to waste by the related Mortgagor or any affiliate of the related Mortgagor.

Indemnitor shall be released from the obligations under the environmental indemnity provided that 3 years have passed since the loan was paid in full, the loan was paid in the ordinary course and Indemnitor delivers to lender an acceptable Phase I environmental assessment within 90 days of the proposed release date showing that there are no adverse environmental conditions at the Managed Property.

28	Hilton Suites Anaheim (Loan No. 25)
(Recourse Obligations) – Liability for losses and damages for fraud or intentional misrepresentation are limited to fraud and misrepresentations in connection with the execution and delivery of the related Mortgage Loan documents or any certificate, report, financial statement or other document furnished to the lender either at closing or during the term of the loan.  Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within sixty (60) days of the requested release of the indemnitor and

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

two (2) years have passed since the related mortgage loan has been paid in full.

Liability for losses and damages for material physical waste is limited to waste by the related Mortgagor or related guarantor.

28	One Park Ten Plaza (Loan No. 28)
(Recourse Obligations) – Indemnitor shall have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than three (3) years after the date of repayment of the related mortgage loan in full and performance in full of all other obligations of indemnitor under the related Mortgage Loan documents (the “Release Date”); provided, however, that indemnitor shall not be released from any such losses until such time, on or after the Release Date, as indemnitor, at its sole cost and expense, delivers to indemnitee an acceptable Phase I or Phase II environmental report in form and substance reasonably satisfactory to indemnitee, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.  Such environmental report shall be dated within ninety (90) days of the Release Date.

28	21c Museum Hotel (Loan No. 29)
(Recourse Obligations) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within ninety (90) days of the requested release of the indemnitor and three (3) years have passed since date that the related mortgage loan has been paid in full.

28	Crosstown Plaza (Loan No. 30)
(Recourse Obligations) – Indemnitor shall have no liability for any losses caused solely or arising solely from actions or conditions occurring more than two (2) years after the date of repayment of the debt in full and performance of all other obligations of indemnitor under the loan documents; provided, however, that indemnitor shall not be released until such time after the release date indemnitor delivers to lender an acceptable Phase I or Phase II Environmental Report which report shall be dated within ninety (90) days of the release date.

28	Urban Outfitters Walnut	(Recourse Obligations) – Obligations and liabilities of

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
Creek (Loan No. 41)
indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than two (2) years after date that the related mortgage loan has been paid in full.

29	IPCC National Retail Portfolio A (Loan No. 33)
(Mortgage Releases) – The Adjusted Release Amount is (a) 115% of the Allocated Loan Amount for each of RBC Individual Property, Walgreens Individual Property, Wells Fargo Individual Property, Advanced Auto Individual Property, Verizon Individual Property, Dollar General Individual Property, and Kirkland’s Individual Property, and (b) 105% of the Allocated Loan Amount for each of Macaroni Grill Individual Property, and Zaxby’s Individual Property.  The Restaurant Individual Properties must be released before the remaining Mortgaged Properties may be released.

29	IPCC National Retail Portfolio B (Loan No. 38)
(Mortgage Releases) – The Adjusted Release Amount is (a) 115% of the Allocated Loan Amount for each of SunTrust Individual Property, AT&T Individual Property, Family Dollar I Individual Property, Family Dollar II Individual Property, Dollar General I Individual Property, and Dollar General II Individual Property and (b) 105% of the Allocated Loan Amount for each of Arby’s Individual Property, Sonic Individual Property, and Carl Jr’s. Individual Property.  At least two (2) of the Restaurant Individual Properties must be released before any one (1) of the non-restaurant Mortgaged Properties may be released.  The last remaining Restaurant Individual Property must be released before any of the remaining non-restaurant Mortgaged Properties may be released.

With respect to the Sonic Individual Property, Sonic has the right to purchase fee simple title to the Sonic Individual Property from the Sonic related Mortgagor pursuant to a right of first refusal granted under the Sonic Lease, which right of first refusal automatically becomes null and void on September 14, 2012 pursuant to the Sonic Lease.

In connection with an exercise of the rights of Sonic under the Sonic Purchase Option, the Sonic related Mortgagor may prepay a portion of the related mortgage loan and obtain the release of the Sonic Individual Property from the lien of the

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

related mortgage loan thereon (and related Mortgage Loan documents) and the release of the Sonic related Mortgagor’s obligations under the related Mortgage Loan documents (other than those expressly stated to survive), provided the applicable requirements of the related Mortgage Loan documents have been satisfied.

The related Sonic Mortgagor and guarantor agree to pay any shortfall between (i) the Sonic Purchase Option Price and (ii) all amounts due under the related Mortgage Loan documents in connection with the exercise of the Sonic Purchase Option, including the Adjusted Release Amount for the Sonic Individual Property and any applicable Yield Maintenance Premium (if such payment is made prior to the Permitted Par Prepayment Date) (the “Sonic Shortfall Payment”).

There is a recourse carve-out for losses for any failure to pay the Sonic Shortfall Payment.

30	Arbor Place Mall (Loan No. 2)	(Financial Reporting and Rent Rolls) – With respect to audited financials, the related Mortgagor is only required to provide audited Annual Report (Form 10-K) of CBL & Associates Properties, Inc.
30	Northwoods Mall (Loan No. 3)	(Financial Reporting and Rent Rolls) – With respect to audited financials, the related Mortgagor is only required to provide audited Annual Report (Form 10-K) of CBL & Associates Properties, Inc.
31	Arbor Place Mall (Loan No. 2)
(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be required to carry terrorism insurance throughout the term of the related mortgage loan as required by the related Mortgage Loan documents, but in such event related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required by the related Mortgage Loan documents.

31	Northwoods Mall (Loan No. 3)	(Acts of Terrorism Exclusion) – If TRIA or a similar statute is not in effect, then provided that terrorism insurance is commercially available, the related Mortgagor shall be

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

required to carry terrorism insurance throughout the term of the related mortgage loan as required by the related Mortgage Loan documents, but in such event related Mortgagor shall not be required to spend on terrorism insurance coverage more than two (2) times the amount of the insurance premium that is payable at such time in respect of the casualty and business interruption/rental loss insurance required by the related Mortgage Loan documents.

31	Hilton Suites Anaheim (Loan No. 25)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the insurance required by the related Mortgage Loan documents shall cover perils of terrorism (both foreign and domestic) and acts of terrorism (both foreign and domestic), but the related Mortgagor shall not be required to spend more than the Terrorism Insurance Cap for such terrorism coverage (in which case the scope, coverages, deductibles and carriers of such terrorism insurance shall be subject to lender’s approval).

“Terrorism Insurance Cap” shall mean an amount equal to three (3) times the amount of the then current cost to obtain a comprehensive special cause of loss form property insurance policy for the related Mortgaged Property on a stand alone basis (as opposed to as a part of a blanket policy), excluding coverage for the peril of earthquake, in accordance with the related Mortgage Loan documents.

32	All LCF Mortgage Loans as to which a principal or other equity owner of the related Mortgagor is a publicly traded company
(Due on Sale or Encumbrance) – Transfers and pledges of stock listed on nationally recognized stock exchanges, as well as transfers and pledges of stock and other equity interests that are publicly traded, are permitted.  Mergers and other business combinations involving a publicly traded company are permitted.

32	2200 West Loop (Loan No. 18)
(Due on Sale or Encumbrance) – In connection with the sale of the related Mortgaged Property pursuant to the terms of the related Mortgage Loan documents, the owners of the transferee shall be permitted to obtain a mezzanine loan secured by ownership interest in the transferee provided the requirements set forth in the related Mortgage Loan documents are satisfied.

32	Heritage Commons IV (Loan No. 19)	(Due on Sale or Encumbrance) – There is a $4,000,000 mezzanine loan related to the related Mortgaged Property

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
secured by the ownership interests in the related Mortgagor.
32	Hilton Suites Anaheim (Loan No. 25)
(Due on Sale or Encumbrance) – The following transfers are permitted:  any spin off, transfer of interest, or other transfer of any equity interests in a restricted party undertaken in connection with the Lehman Brothers Holdings Inc. bankruptcy case (whether pursuant to a plan of reorganization, Section 363 sale or otherwise).

In connection with a bona fide sale of the related Mortgaged Property to a third party pursuant to the related Mortgage Loan documents, the members of the related Mortgagor may pledge up to one hundred percent (100%) of their equity interest in the related Mortgagor as collateral for a mezzanine loan subject to the following restrictions:  (i) no event of default shall then be continuing, (ii) the ratio of the outstanding principal balance of the related mortgage loan and the mezzanine loan to the purchase price for the related Mortgaged Property, as such purchase price is confirmed by lender, shall not exceed seventy-five percent (75%), (iii) the debt service coverage ratio (as determined by lender in its sole, but reasonable, discretion, and taking into account the new mezzanine loan) shall be no less than 1.20 to 1.00, (iv) the maturity date of such mezzanine loan shall be no earlier than the Maturity Date, (v) such mezzanine loan shall be evidenced by terms and documentation approved by lender in its reasonable discretion, (vi) the holder of such mezzanine debt shall enter into an Intercreditor agreement acceptable to lender in its sole discretion, (vii) the mezzanine lender shall satisfy a customary “Qualified Transferee” definition, and (viii) if required by lender and if a securitization has occurred and is outstanding, the related Mortgagor shall deliver prior written confirmation from the applicable rating agencies that such additional advance will not cause a downgrade, withdrawal or qualification of the then-current rating of the securities or any class thereof, unless such written confirmation is waived or is not required by such rating agencies.

32	One Park Ten Plaza (Loan No. 28)
(Due on Sale or Encumbrance) – In connection with a sale of the related Mortgaged Property pursuant to the terms of the related Mortgage Loan documents, the owners of the Transferee, as defined in the related Mortgage Loan documents, shall be permitted to obtain a mezzanine loan

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
secured by ownership interests in the Transferee provided the requirements set forth in the related Mortgage Loan documents are satisfied.
32	21c Museum Hotel (Loan No. 29)
(Due on Sale or Encumbrance) – Lender’s consent is not required in connection with the acquisition by AOP Stony Brook LLC (“AOP”) or the related Mortgagor (as AOP’s nominee) of the interest of Arthur G. Meyer, LLC (“AGM”) in the fee estate in the related Mortgaged Property (the “AOP Fee Acquisition Event”), provided lender receives notice, an endorsement to the title policy showing the related Mortgage as a valid first lien on the related Mortgaged Property, and the related Mortgagor’s payment of all costs incurred in connection with the transfer.

Lender’s consent is not required, following the AOP Fee Acquisition Event, in connection with the termination of the ground lease and transfer to the entire fee simple estate in the related Mortgaged Property to the related Mortgagor provided lender receives notice, an endorsement to the title policy showing the related Mortgage as a valid first lien on the related Mortgaged Property, and the related Mortgagor’s payment of all costs incurred in connection with the transfer.

32	IPCC National Retail Portfolio A (Loan No. 33)
(Due on Sale or Encumbrance) – There is a $6,505,000 mezzanine loan made by lender to National Net Lease Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio I mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan.

32	IPCC National Retail Portfolio B (Loan No. 38)	(Due on Sale or Encumbrance) – There is a $5,400,000 mezzanine loan made by lender to National Net Lease

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

Portfolio II, L.L.C., a Delaware limited liability company. The mezzanine loan is secured by a pledge by National Net Lease Portfolio II, L.L.C., a Delaware limited liability company, of 100% of the outstanding beneficial interests in National Net Lease Portfolio II DST, a Delaware statutory trust, which owns, directly or indirectly, (a) 100% of the outstanding beneficial interests in National Retail Portfolio IV DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the related mortgage loan, and (b) 100% of the outstanding beneficial interests in National Retail Portfolio V DST, which in turn owns, directly or indirectly, 100% of the outstanding beneficial interests in each related Mortgagor under the IPCC National Retail Portfolio II mortgage loan.

32	Woodland West Marketplace (Loan No. 39)	(Due on Sale or Encumbrance) – There is a $1,300,000 mezzanine loan related to the related Mortgaged Property secured by the ownership interests in the related Mortgagor.
33
Oak Ridge Office Portfolio (Loan No. 9), Commons at Temecula (Loan No. 11), SunTrust Bank Portfolio III (Loan No. 12), Ace Hardware Headquarters (Loan No. 13), Peoria Crossing (Loan No. 14), Southlake Corners (Loan No. 17), Town Square Plaza (Loan No. 22), Centerplace of Greeley (Loan No. 24), Greenwich Center (Loan No. 27), IPCC National Retail Portfolio A (Loan No. 33), Home Depot Plaza (Loan No. 36), IPCC National Retail Portfolio B (Loan No. 38), Turfway Commons (Loan No. 44)

(Single-Purpose Entity) – The affiliated property manager maintains a custodial account on behalf of the related Mortgagor and certain affiliates of the related Mortgagor in which the funds have been and are separately accounted, and will continue to be separately accounted, for each item of income and expense applicable to each of the related Mortgaged Property and the related Mortgagor.

33	Ace Hardware Headquarters (Loan No. 13)
(Single-Purpose Entity) – The related Mortgagor is to provide, within 30 days of the related mortgage loan closing, (i) an amendment to its operating agreement updating its single-purpose entity provisions to tailor such provisions to

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

the related mortgage loan together with (ii) an opinion letter from counsel reasonably acceptable to lender regarding enforceability of such amendment.  There is a recourse carve-out for losses related to any failure by the related Mortgagor to so deliver to lender such amendment and the opinion.  Counsel to the related Mortgagor provided lender with a due authorization opinion in connection with origination of the related mortgage loan.

36	GTECH Center (Loan No. 7)
(Ground Leases) – The related ground lease contains typical mortgagee protection provisions, including notice and cure rights and a right to a new lease, but there are instances in which the landlord may terminate the lease without the prior written consent of the leasehold mortgage (e.g. a default by tenant and a failure of leasehold mortgagee to cure after notice).  However, the new lease provision would then apply.

The terms of the related ground lease provides that landlord receives payment of proceeds from business interruption insurance.

36	Town Square Plaza (Loan No. 22)
(Ground Leases) – The related Mortgagor holds a leasehold interest in an unimproved eighty foot (80’) wide strip located behind the shopping center on the related Mortgagor’s fee estate.  The leasehold estate is not used for access, parking, or the provisions of utilities to the related Mortgagor’s fee estate.  The ground lease has a remaining term of approximately forty-two (42) years for which ground rent is prepaid, and the related Mortgagor has an option to renew the ground lease for a further period of fifty (50) years.  The related Mortgage Loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages arising out of or in connection with any surrender, termination or forfeiture of the ground lease.

36	Summit Point (Loan No. 32)
(Ground Lease) – Neither the Ground Lease (the leasehold parcel is an access drive) nor the separate ground lessor agreements provides that any amendment, modification, cancellation or termination of the Ground Lease without the prior written consent of the related lender, or its successors or assigns is not binding on such lender, or its successors and assigns.  The amendment, modification or termination of the Ground Lease without lender’s prior written consent is an

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
event of default and an indemnified matter under the nonrecourse provisions of the related Mortgage Loan documents.
38	GTECH Center (Loan No. 7)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2042.  The related mortgage loan is interest only until May 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.

38	SunTrust Bank Portfolio III (Loan No. 12)
(ARD Loans) – The Anticipated Repayment Date is July 1, 2021.  The maturity date is July 1, 2031.  The related mortgage loan is interest only until the first payment date after the Anticipated Repayment Date, and may not substantially fully amortize over its stated term.

38	Ace Hardware Headquarters (Loan No. 13)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2017.  The maturity date is October 1, 2024.  The related mortgage loan may not substantially fully amortize over its stated term.

A Cash Sweep Event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.

An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related Mortgage Loan documents on or before the Payment Date that is one (1) month prior to the Anticipated Repayment Date.

38	21 SAC (Loan No. 16)	(ARD Loans) – The Anticipated Repayment Date is April 1, 2022. The maturity date is April 1, 2032. The related mortgage loan may not fully amortize over its stated term.
38	Heritage Commons IV (Loan No. 19)
(ARD Loans) – The Anticipated Repayment Date is November 1, 2016.  The maturity date is September 1, 2018.  The stated term remaining after the Aniticipated Repayment Date is less than 60 months. The definition of Debt Service Coverage Ratio does not exclude the increase in interest rate upon the Anticipated Repayment Date.  The related mortgage loan may not substantially fully amortize over its stated term.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
38	Berry Plastics Expansion (Loan No. 21)	(ARD Loans) – The Anticipated Repayment Date is March 1, 2022. The maturity date is December 1, 2032. The related mortgage loan may not substantially fully amortize over its stated term.
38	IPCC National Retail Portfolio A (Loan No. 33)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2032.  The related mortgage loan is interest only until April 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.  A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.  An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related Mortgage Loan documents on or before the payment date that is one (1) month prior to the Anticipated Repayment Date.

38	Home Depot Plaza (Loan No. 36)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is December 1, 2026.  The related mortgage loan is interest only until the first payment date after the Anticipated Repayment Date.  The stated term remaining after the Anticipated Repayment Date is less than sixty (60) months.  The related mortgage loan may not substantially fully amortize over its stated term.

38	IPCC National Retail Portfolio B (Loan No. 38)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is April 1, 2032.  The related mortgage loan is interest only until April 1, 2017.  The related mortgage loan may not substantially fully amortize over its stated term.  A cash sweep event caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to lender of a fully-executed commitment to refinance the related mortgage loan in full in form and substance satisfactory to lender in its reasonable discretion.  An “ARD Trigger” means that the related mortgage loan has not been repaid in full pursuant to the terms of the related Mortgage Loan documents on or before the payment date that is one (1) month prior to the Anticipated Repayment Date.

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception
38	Urban Outfitters Walnut Creek (Loan No. 41)
(ARD Loans) – The Anticipated Repayment Date is April 1, 2022.  The maturity date is January 1, 2027. The stated term remaining after the Anticipated Repayment Date is less than 60 months. The related mortgage loan is interest only until April 1, 2015.  The definition of Debt Service Coverage Ratio does not exclude the increase in the interest rate upon the Anticipated Repayment Date.  The related mortgage loan may not substantially fully amortize over its stated term.

42	Hilton Suites Anaheim (Loan No. 25)
(Organization of Mortgagor) – The indirect owner of the related Mortgagor, Lehman Brothers Holdings Inc., filed for bankruptcy on September 15, 2008, and its estate emerged from Chapter 11 protection on March 6, 2012 subject to a confirmed plan of reorganization.

43	8080 & 9400 North Central Expressway (Loan No. 4)
(Environmental Conditions) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related Mortgage Loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

43	The Summit Las Colinas (Loan No. 6)
(Environmental Conditions) – In the event debt is paid in full or the related Mortgagor has transferred property to a transferee in accordance with the related Mortgage Loan documents, and the related Mortgagor, among other numerated conditions, delivers to lender a Phase I environmental assessment reasonably acceptable to lender, then indemnitor shall be released from its obligations.

43	GTECH Center (Loan No. 7)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I dated environmental assessment within sixty (60) days of requested release and such request is no earlier than eighteen (18) months after the date that the related mortgage loan has been paid in full.

43	Oak Ridge Office Portfolio (Loan No. 9)
(Environmental Conditions) – If indemnitor shall deliver to indemnified parties, following full repayment of the related mortgage loan, a Phase I environmental assessment acceptable to lender and any applicable Ratings Agencies,

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

which does not indicate any environmental conditions relating to Hazardous Substances at an Individual Mortgaged Property in violation of any Environmental Law, such obligations and liabilities as to such individual Mortgaged Property shall only survive for a period of five (5) years following the full repayment of the related mortgage loan.

43	SunTrust Bank Portfolio III (Loan No. 12)
(Environmental Conditions) – Two (2) individual related Mortgaged Properties have been identified as potential environmental issue properties.  The single tenant at each such Mortgaged Property is responsible for addressing environmental issues under the terms of the respective leases.  Springing environmental reserves are required and will be held by lender if tenant does not timely renew its lease on any of the potential environmental issue properties.

43	Berry Plastics Expansion (Loan No. 21)
(Environmental Conditions) – Indemnitor shall be released from the obligations under the environmental indemnity provided that 3 years have passed since the loan was paid in full, the loan was paid in the ordinary course and Indemnitor delivers to lender an acceptable Phase I environmental assessment within 90 days of the proposed release date showing that there are no adverse environmental conditions at the Managed Property.

43	Hilton Suites Anaheim (Loan No. 25)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within sixty (60) days of the requested release of the indemnitor and two (2) years have passed since the related mortgage loan has been paid in full.

43	One Park Ten Plaza (Loan No. 28)
(Environmental Conditions) – Indemnitor shall have no liability for any losses caused solely by, or arising solely from actions or conditions or events occurring more than three (3) years after the date of repayment of the related mortgage loan in full and performance in full of all other obligations of indemnitor under the related Mortgage Loan documents (the “Release Date”); provided, however, that indemnitor shall not be released from any such losses until such time, on or after the Release Date, as indemnitor, at its sole cost and expense, delivers to indemnitee an acceptable Phase I or Phase II environmental report in form and

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

substance reasonably satisfactory to indemnitee, indicating that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.  Such environmental report shall be dated within ninety (90) days of the Release Date.

43	21c Museum Hotel (Loan No. 29)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided lender receives an acceptable Phase I environmental assessment dated within ninety (90) days of the requested release of the indemnitor and three (3) years have passed since date that the related mortgage loan has been paid in full.

43	Crosstown Plaza (Loan No. 30)
(Environmental Conditions) – Indemnitor shall have no liability for any losses caused solely or arising solely from actions or conditions occurring more than two (2) years after the date of repayment of the debt in full and performance of all other obligations of indemnitor under the loan documents; provided, however, that indemnitor shall not be released until such time after the release date indemnitor delivers to lender an acceptable Phase I or Phase II Environmental Report which report shall be dated within 90 days of the release date.

43	Urban Outfitters Walnut Creek (Loan No. 41)
(Environmental Conditions) – Obligations and liabilities of indemnitor shall terminate and be of no further force and effect with respect to any unasserted claim provided indemnitor provides acceptable Phase I environmental assessment dated within sixty (60) days of requested release and such request is no earlier than two (2) years after date that the related mortgage loan has been paid in full.

44	Town Square Plaza (Loan No. 22)
(Lease Estoppels) – Pursuant to its estoppel, Lowe’s notes that the existence of a dispute with the related Mortgagor regarding the calculation of real property taxes.  Pursuant to the Lowe’s estoppel, the amount in dispute through the 2009 tax year is approximate $455,477.73 and the failure to resolve such dispute may result in Lowe’s sending a notice of default to the related Mortgagor.  Lowe’s has continued to pay its share of the real property taxes notwithstanding the dispute.

The related Mortgage Loan documents contain provisions

Rep. No. on Exhibit B	Mortgage Loan and Loan Number as Identified on Exhibit A	Description of Exception

providing for recourse against the related Mortgagor and guarantor for losses and damages relating directly to any dispute between the related Mortgagor and Lowe’s regarding the pro rata real estate tax calculation for the Lowe’s premises.

45	Berry Plastics Expansion (Loan No. 21)	(Appraisal) – The appraisal of the related Mortgaged Property is dated July 8, 2011, more than six (6) months prior to the related mortgage loan origination date on March 1, 2012.
50	200 Public Square (Loan No. 1)
(Litigation) – The related Mortgagor is subject to the following litigation:  Cleveland Banquets, LLC et al. v. Cleveland Financial Assoc., LLC, No. 1:11 CV 1253 (N.D. Ohio, Eastern Div.).  The complaint filed by the former operator of the food services operations at the related Mortgaged Property alleged (1) breach of contract (management agreement), (2) bad faith breach of contract (management agreement), (3) promissory estoppel, (4) unjust enrichment, (5) tortuous interference with prospective business relationships, (6) conspiracy, and (7) defamation and seeks damages in the amount of $13,000,000.  The related Mortgage Loan documents contain provisions providing for recourse against the related Mortgagor and guarantor for losses and damages from such litigation.

EXHIBIT D

FORM OF OFFICER’S CERTIFICATE

I, [______], a duly appointed, qualified and acting [______] of JPMorgan Chase Bank, National Association, a national banking association (the “Company”), hereby certify as follows:

1.
I have examined the Mortgage Loan Purchase Agreement, dated as of April 26, 2012 (the “Agreement”), between the Company and J.P. Morgan Chase Commercial Mortgage Securities Corp., and to the best of my knowledge after due inquiry, all of the representations and warranties of the Company under the Agreement are true and correct in all material respects on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

2.
To the best of my knowledge after due inquiry, the Company has complied with all the covenants and satisfied all the conditions on its part to be performed or satisfied under the Agreement on or prior to the date hereof and no event has occurred which, with notice or the passage of time or both, would constitute a default under the Agreement.

3.
I have examined the information regarding the Mortgage Loans in the Free Writing Prospectus Loan Detail (as defined in the Indemnification Agreement), and the other Time of Sale Information (as defined in the Indemnification Agreement), relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the  Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, as of the Time of Sale (as defined in the Indemnification Agreement) or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or in the case of the Free Writing Prospectus Loan Detail, when read in conjunction with the other Time of Sale Information, omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

4.
I have examined the information regarding the Mortgage Loans in the Prospectus Supplement Loan Detail (as defined in the Indemnification Agreement) relating to the offering of the Certificates, and nothing has come to my attention that would lead me to believe that the Prospectus Supplement Loan Detail, as of the date of the Prospectus or the Private Placement Memorandum (as defined in the Indemnification Agreement), or as of the date hereof, included or includes any untrue statement of a material fact relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller or omitted or omits to state therein a material fact necessary in order to make the statements therein relating to the Mortgage Loans, the related borrowers, the related mortgaged properties and/or the Seller, in light of the circumstances under which they were made, not misleading.

Capitalized terms used herein without definition have the meanings given them in the Agreement.

D-1

IN WITNESS WHEREOF, I have signed my name this [__] day of April 2012.

By:
Name:
Title:

D-2